DATED DECEMBER 14, 1999

                                 CERPLEX LIMITED

                                       and

                            BURDALE FINANCIAL LIMITED






                         -----------------------------

                               FACILITY AGREEMENT

                         -----------------------------


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                                                    CONTENTS

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



1.    INTERPRETATION..........................................................................................1
2.    CONDITIONS PRECEDENT...................................................................................14
3.    THE FACILITY...........................................................................................14
4.    RESTRICTIONS ON UTILISATIONS...........................................................................15
5.    UTILISATION OF FACILITIES..............................................................................18
6.    REPAYMENT AND PREPAYMENT...............................................................................22
7.    INTEREST AND COMMISSION................................................................................25
8.    RECEIVABLES, STOCK AND EQUIPMENT.......................................................................26
9.    COLLECTION OF RECEIVABLES..............................................................................33
10.   PAYMENTS AND TAXES.....................................................................................35
11.   INCREASED COSTS........................................................................................37
12.   ILLEGALITY AND MONETARY UNION..........................................................................38
13.   GENERAL REPRESENTATIONS AND WARRANTIES.................................................................39
14.   GENERAL UNDERTAKINGS...................................................................................42
15.   EVENTS OF DEFAULT......................................................................................50
16.   COSTS, EXPENSES AND FEES...............................................................................54
17.   INDEMNITIES............................................................................................56
18.   EVIDENCE OF INDEBTEDNESS...............................................................................58
19.   NOTICES................................................................................................58
20.   WAIVER, REMEDIES CUMULATIVE............................................................................59
21.   INVALIDITY.............................................................................................60
22.   ASSIGNMENT AND PARTICIPATION...........................................................................60
23.   GOVERNING LAW AND JURISDICTION.........................................................................60
24.   GOODS AND DOCUMENTS....................................................................................60
25.   DISCLOSURE OF INFORMATION..............................................................................61
26.   COUNTERPARTS...........................................................................................61
SCHEDULE 1...................................................................................................62
SCHEDULE 2...................................................................................................65
SCHEDULE 3...................................................................................................72

SIGNATORIES..................................................................................................75

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



THIS AGREEMENT is dated                                  1999

BETWEEN:

(1) CERPLEX LIMITED (Registered in England and Wales No. 2953372) (the "COMPANY"); and

(2) BURDALE FINANCIAL LIMITED (Registered in England and Wales No. 2656007) ("BURDALE").

IT IS AGREED:

1.       INTERPRETATION

1.1      DEFINITIONS

         In this Agreement:

         "ACCOUNT DEBTOR" means a debtor of the Company in respect of a Receivable.

         "ACCOUNT BANKS" means each bank at which a Charged Account is held and which has been given and has acknowledged all notices required by the Debenture.

         "ACTUAL DAY OF PAYMENT" in relation to a Purchased Receivable means the date on which full payment in respect of that Purchased Receivable is made into the Blocked Account by the relevant Account Debtor or the Company.

         "ARTICLES" means the Articles of Association of the Company as in force at the date of this Agreement.

         "AVAILABILITY LIMITS" means the Receivables Limit, the Total Stock Availability, the L/C Limit, the Forex Limit and each other limit on Utilisations specified in Clause 4.

         "AVAILABILITY PERIOD" means the period from the opening of business in London on the date of this Agreement until:

         (a) when designated "PURCHASE" or "REVOLVING", close of business in London on the date falling five Business Days prior to the Final Repayment Date;

         (b) when designated "TERM", close of business in London on the date five Business Days from the date of this Agreement;

         or, in each case, such later date as Burdale may agree.

         "AVAILABILITY RESERVES" means such amounts as Burdale may, acting in good faith, from time to time establish and revise in order to reflect:

         (a) any events, conditions, or circumstances having a Material Adverse Effect; and/or

         (b) Burdale's good faith belief that any report as to Collateral or financial information provided by or on behalf of the Company to Burdale is or may have been incomplete, inaccurate or misleading in any material respect; and/or

         (c) any circumstances which Burdale determines, in good faith, to constitute an Event of Default; and/or

         (d) the full amount of the liabilities at such time which have a right imposed to provide for payment ranking or capable of ranking senior to or pari passu with the liabilities of the Obligors under the Finance Documents under local, national or supranational law, regulation or directive including, but not limited, to claims for debts due to the Inland Revenue, Customs and Excise, contributions to social security, remuneration of employees or pension fund obligations; and/or

         (e) an Availability Reserve of (pound)600,000 which shall be from time to time applied by Burdale (and the Company hereby irrevocably authorises Burdale to make such application) in or towards all payments due from Burdale to First Union Corporation under a letter of credit or other guarantee which is to be issued or made available by First Union Corporation on application in writing by the Company to Burdale.

         "BLOCKED ACCOUNT" means the Company's account with Barclays Bank plc, PO Box 544, 54 Lombard Street, London EC3V 9EX, sort code 20-00-00, account number 70066036 (as the same may be redesignated, renumbered or renamed from time to time), or such other account as previously approved by Burdale.

         "BUSINESS DAY" means any day not being a Saturday, Sunday or Bank holiday when banks are open for business in London.

         "CASH REQUEST" means a request for Burdale to pay to the Company an amount of unpaid Purchase Price and/or the proceeds of a Revolving Loan in substantially the form set out in Schedule 2 Part II.

         "CHARGED ACCOUNTS" means the Blocked Account and the Other Accounts.

         "COLLATERAL" means any of the assets and undertaking of the Corporate Obligors charged to Burdale pursuant to the Debenture.

         "COMMISSION RATE" means the aggregate of LIBOR and 2% per annum.

         "CONSOLIDATED TANGIBLE NET WORTH" means the aggregate of the amounts paid-up or credited as paid-up on the Company's issued share capital and the amount of the consolidated capital and revenue reserves of the Borrower and its Subsidiaries all as shown by the balance sheet and profit and loss accounts of the Borrower and its Subsidiaries contained in the most recent accounts delivered pursuant to Clause 14(a)(ii), but after:

         (a) deducting any debit balance on such consolidated profit and loss account;

         (b) deducting any amount shown in such consolidated balance sheet in respect of goodwill and other intangible assets;

         (c) deducting such part of the share capital or reserves as is, in the opinion of Burdale (acting reasonably), attributable to any writing up of book values of any fixed assets;

         (d) deducting all amounts attributable to minority interests in Subsidiaries;

         (e) excluding any sums set aside for taxation and deducting, if not otherwise taken into account, an estimate (satisfactory to Burdale acting reasonably) of the tax liability which would arise on the sale of the immovable property of the Company and its Subsidiaries at its value as shown in such consolidated balance sheet;

         (f) deducting any amounts distributed or proposed to be distributed (other than to the Company or another Subsidiary) out of profits accrued prior to the date of such consolidated balance sheet to the extent that such distribution is not provided for therein; and

         (g) making such adjustments as may be appropriate in the opinion of Burdale (acting reasonably) to reflect any material variations which shall have occurred since the date of such consolidated balance sheet.

         "CORPORATE OBLIGOR" means each Obligor which is not a natural person.

         "DAILY RATE" means (pound)500 per person per day.

         "DEBENTURE" means the debenture executed or to be executed by the Company in favour of Burdale.

         "DEFAULT" means any Event of Default and any event which with the giving of notice and/or lapse of time and/or as a result of any Utilisation and/or determination of materiality and/or fulfilment of any condition (or any combination of the foregoing) may constitute an Event of Default.

         "DEFAULT RATE" means the rate determined by Burdale to be 3% above the Interest Rate from time to time.

         "DILUTION RATE" means the average monthly value of credit notes and non-cash credits issued by the Company as a percentage of the average monthly value of sales.

         "DOCUMENTS" means any and all documents which represent or relate to any Goods and/or the carriage of and/or possession of and/or ownership of and/or title to and/or insurance of and/or warehousing of and/or any other dealing in or with any Goods.

         "DOUBLE TAXATION TREATY" means any convention between the government of the United Kingdom and any other government for the avoidance of double taxation and the prevention of fiscal evasion with respect to taxes on income and capital gains.

         "ELIGIBLE FINISHED GOODS" means any Finished Goods which are not Ineligible Stock.

         "ELIGIBLE RAW STOCK" means all Raw Stock which is not Ineligible Stock.

         "ELIGIBLE RECEIVABLES" means, at any time, any Receivables at such time which are evidenced by an invoice rendered by the Company to the relevant Account Debtors and which are not Ineligible Receivables.

         "ELIGIBLE STOCK" means Eligible Finished Goods and Eligible Raw Stock.

         "END DATE" in relation to an L/C means the earlier of the expiry date of such L/C and the date on which the L/C is drawn in full.

         "ENCUMBRANCE" means any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangements, lien, charge, claim, security interest, easement or encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any agreement to sell or otherwise dispose of any assets on terms whereby any such asset may be leased to or reacquired or acquired by any Obligor or any title retention agreement having substantially the same economic effect as any of the foregoing).

         "EQUIPMENT" means all the Company's present and future equipment, machinery, computers and computer hardware and software (whether owned or licensed), vehicles, tools, furniture and fixtures and all attachments, accessories and property now or in future relating to them or used in connection with them and replacements and substitutions for them wherever located.

         "EVENT OF DEFAULT" means any of the events specified in Clause 15.1.

         "EXCHANGE RATE" means the prevailing spot rate of exchange of such bank as Burdale may select for the purpose, at or around 11.00 a.m. on the date on which any conversion of currency is to be made under this Agreement.

         "FACILITIES" means the Property Loan Facility, the Receivables Finance Facility and the Revolving Credit Facility.

         "FACILITY LIMIT" means (pound)4,000,000.

         "FINAL REPAYMENT DATE" means 28 February 2001.

         "FINANCE DOCUMENTS" means this Agreement, the Debenture, the Guarantee and/or all other agreements, documents and instruments at any time executed and/or delivered by any Obligor or the Guarantor (each a "FINANCE DOCUMENT").

         "FINANCIAL INDEBTEDNESS" includes:

         (a) indebtedness in respect of money borrowed or raised in any manner or extended under any facility;

         (b) any liability in respect of instalments under conditional sale agreements or in respect of the deferred purchase price of property or services in respect of which such person is liable, contingently or otherwise, as obligor or otherwise;

         (c)  contingent   or   actual   reimbursement   and   counter-indemnity
              obligations   with  respect  to  letters  of  credit  and  similar
              instruments;

         (d) obligations under leases which have been or should be, in accordance with accounting principles generally accepted in the United Kingdom, recorded as capital leases;

         (e)  any  liability  under  any  debenture,   bond,  note,  loan  stock
              commercial paper or other similar debt security or under any acceptance credit or note purchase facility;

         (f) any net liability under any agreement relating to an interest or currency swap, or any other hedging or derivative agreement taking into account any permitted netting of obligations;

         (g) obligations and liabilities of others at any time secured by an Encumbrance over any property or asset of such person;

         (h) liabilities under arrangements entered into primarily as a method of raising finance but not shown as a borrowing on any balance sheet by reason of being contingent, conditional or otherwise; and

         (i) (without double counting) any guarantee, indemnity or similar assurance against financial loss in respect of the obligation of any person in respect of any Financial Indebtedness of the kind described in paragraphs (a) to (h) above.

         "FINISHED GOODS" means, at any time, any finished goods of the Company at such time which are located in England and Wales (or elsewhere as Burdale may, in its sole discretion, specify to the Company).

         "FINISHED GOODS AVAILABILITY" means the Finished Goods Percentage of the Net Stock Value of Eligible Finished Goods as at the date of calculation.

         "FINISHED GOODS PERCENTAGE" means 0%.

         "FOREIGN CURRENCY" means any currency other than Sterling which is freely available and transferable.

         "FOREX EXPOSURE" in relation to any unmatured Forex Transaction means the Forex Percentage of such transaction.

         "FOREX LIMIT" means (pound)nil.

         "FOREX PERCENTAGE" means:

         (a) 10% in relation to Euro and United States Dollars; and

         (b) 20% in relation to all other currencies,

         or in each case,  such higher  percentage  determined by Burdale having
         regard  to  the  nature  of  the  currencies   involved  in  any  Forex
         Transaction.

         "FOREX  REQUEST"  means a request for a  Utilisation  of the  Revolving
         Credit Facility for the sale or purchase of a Foreign Currency substantially in the form set out in Schedule 2 Part IV.

         "FOREX TRANSACTION" means a foreign exchange transaction entered into as a Utilisation of the Revolving Credit Facility.

         "GAAP" means accounting principles, standards and practices generally accepted in the United Kingdom as in effect from time to time.

         "GOODS" means all produce and goods which are the subject of a purchase by the Company and in respect of which any L/C has been issued.

         "GUARANTEE" means the guarantee executed or to be executed by the Guarantor in favour Burdale with respect to the obligations of the Company to Burdale.

         "GUARANTOR" means The Cerplex Group, Inc., a company incorporated under the laws of Delaware, U.S.A.

         "ICTA" means the Income and Corporation Taxes Act 1988.

         "INELIGIBLE RECEIVABLES" means any Receivable:

         (a) which does not arise from the actual and bona fide sale and delivery of goods by the Company or rendering of services by the Company in the ordinary course of its business which transactions are completed in accordance with the terms and provisions contained in any documents relating to such transactions;

         (b) which remains fully or partly unpaid after its Maturity Date or such longer period as may be agreed by Burdale;

         (c) owing by a single Account Debtor if Receivables representing 50% or more of the aggregate balance owing by such Account Debtor to the Company are not Eligible Receivables by reason of the operation of paragraph (b) above;

         (d) with respect to which the Account Debtor is a director, officer, employee, Subsidiary or affiliate of the Company;

         (e) with respect to which the Account Debtor has or has asserted a counterclaim or has a right of set off, to the extent of such counterclaim or set off;

         (f) with respect to which Burdale does not have a valid, equitable assignment under the Finance Documents;

         (g) as to which performance has not been completed by the Company or as to which all goods and services in connection with such Receivable have not been delivered to or performed for the Account Debtor or which has not been invoiced or is not fully assignable;

         (h) with respect to which the Account Debtor is the subject of any bankruptcy or insolvency proceeding in any jurisdiction or has made an assignment for the benefit of creditors or whose assets have been conveyed to a receiver, administrator, trustee or other insolvency official;

         (i) with respect to which the Account Debtor's obligation to pay the Receivable is conditional upon the Account Debtor's approval or is otherwise subject to any repurchase obligation or right of return, as with sales made on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval (except with respect to Receivables in connection with which Account Debtors are entitled to return goods on the basis of the quality of those goods) or consignment basis;

         (j) with respect to which any of the representations and warranties contained in Clause 8.4 proves to be incorrect in any respect;

         (k) owed by an Account Debtor incorporated or resident outside the United Kingdom, unless such Receivable is subject to valid and enforceable credit insurance payable to Burdale issued by an insurer on terms and in an amount acceptable to Burdale as determined by it in good faith and the aggregate invoice values owed by that relevant Account Debtor are within the insured limit;

         (l) owed by an Account Debtor whose total indebtedness to the Company, as determined by the Company in good faith, exceeds any credit limit set by Burdale from time to time with respect to that Account Debtor to the extent such Receivable breaches that credit limit provided that any reduction in the credit limit as to a particular Account Debtor will not cause any Receivables owing by that Account Debtor as of the date of such reduction not to qualify as Eligible Receivables;

         (m) where there are proceedings or actions which are threatened or pending against the Account Debtors with respect to such Accounts which would result in any material adverse change in any such Account Debtor's financial condition;

         (n) where there are facts, events or occurrences which would impair the validity, enforceability or collectability of that Receivable or of reducing the amount payable or delaying payment of that Receivable.

         "INELIGIBLE STOCK" means, at any time, in relation to respectively Finished Goods or Raw Stock, any Finished Goods or Raw Stock which:

         (a) are obsolete, slow-moving, not in good condition or not currently usable or saleable in the ordinary course of the Company's business;

         (b) are held at third party premises but not held subject to Warehouseman Association standard agreement;

         (c) constitute materials over which Burdale does not have a valid first ranking fixed or floating charge under the Debenture;

         (d) constitute Finished Goods, raw materials or unfinished goods with respect to which any of the warranties in this Agreement in relation to Stock proves to be incorrect in any material respect;

         (e)  constitute   consumables   used  in  the  Company's   business  or
              constitutes packaging or shipping materials;

         (f)  constitute returned, damaged or defective materials;

         (g)  are held by the Company as consignee for a third party;

         (h) are not the property of the Company by virtue of retention of title or Romalpa provisions in favour of any person;

         (i)  are  spare  parts,   scrap  or  only  semi-finished  or  otherwise
              constitutes work-in-progress;

         (j) are in transit outside the Property or such other property as is owned and controlled by the Company or any other Corporate Obligor except in cases where they are (i) in transit by the Company or by a courier on its behalf from one Property to another Property and the aggregate value of such Finished Goods or such Raw Stock does not at any time exceed the sum of(pound)10,000 or (ii) in transit to the Company and Burdale has in its possession all originals of the bills of lading or other documents of title with respect to such Finished Goods or such Raw Stock and has received all such agreements as Burdale requires in order to perfect first ranking fixed or floating security in such Finished Goods or such Raw Stock and to obtain possession of such Finished Goods or such Raw Stock from any third party having possession of the same; or

         (k) are determined in good faith by Burdale as being unsuitable for forming the basis of a lending decision as a result of any change in or introduction of or change in the interpretation or application of any law, regulation, treaty or official directive or official request having the force of law.

         "INITIAL VALUATION" means the Valuation of the Mortgaged Property carried out by a valuer appointed by Burdale prior to today's date.

         "INTEREST ADVANCE" is defined in Clause 10.2(f).

         "INTEREST RATE" means the aggregate of LIBOR and 2.5% per annum.

         "L/CS" means letters of credit, merchandise purchase or other guarantees which are from time to time either (a) issued or opened by Burdale for the account of the Company or (b) with respect to which Burdale has agreed to indemnify the issuer or guaranteed to the issuer the performance by the Company of its obligations to such issuer.

         "L/C EXPOSURE" in relation to any L/C means:

         (a) if the proposed L/C is by way of a letter of credit and for the purpose of purchasing Eligible Stock:

         (i)   the face amount of the L/C; LESS

         (ii) the Raw Stock Percentage or the Finished Goods Percentage (depending on the nature of the goods) TIMES the cost of such Eligible Stock for which such L/C was drawn; PLUS

         (iii) freight, taxes, duty and other amounts which Burdale estimates must be paid in connection with such Stock upon arrival and for delivery to one of the Company's locations for Eligible Stock within the United Kingdom; and

         (b) if the proposed L/C is for any other purpose an amount equal to 100% of the face amount of such L/C and all other commitments and obligations made or incurred by Burdale with respect to such L/C.

         "L/C  LIMIT" means (pound)nil.

         "L/C REQUEST" means a request for a Utilisation of the Revolving Credit Facility by way of the issue of an L/C in substantially the form set out in Schedule 2 Part III.

         "LIBOR" means:

         (a) the thirty day LIBOR sterling rate quoted on the first Business Day of each month in the Financial Times, London edition as conclusively determined by Burdale; or

         (b) (if for any reason the Financial Times, London edition ceases or fails to quote such a rate) Burdale's cost of funds from whatever source it may reasonably request.

         "LOAN" means:

         (a) when designated "PROPERTY", the principal amount of the borrowing under this Agreement from the Property Loan Facility as reduced by repayment or prepayment from time to time;

         (b) when designated "REVOLVING", the principal amount of each borrowing under this Agreement from the Revolving Credit Facility (including all deemed drawings of Revolving Loans pursuant to Clause 5.6) as reduced by repayment or prepayment from time to time; and

         (c)   without any such  designation,  the Property  Loan or a Revolving
               Loan as the context requires, and "LOANS" without any further designation means some or all of the Property Loan and/or the Revolving Loans as the context requires.

         "MATERIAL ADVERSE EFFECT" means an effect that results in or causes, or has a reasonable likelihood of resulting in or causing, a material adverse change in any of:

         (a) the business, performance, operations or properties of the Corporate Obligors taken either individually or as a whole; and/or

         (b) the legality, validity or enforceability of any Finance Document; and/or

         (c) the perfection or priority of the Encumbrances granted to Burdale under the Finance Documents; and/or

         (d) the ability of any Obligor to perform its respective obligations under any of the Finance Documents; and/or

         (e)   the rights and remedies of Burdale under any Finance Document.

         "MATURITY DATE" means in respect of any Receivable the Business Day which is, or immediately succeeds the earlier of (i) the date which is 60 past the due date for payment of the Receivable and (ii) the date which is 90 days after the date of the invoice in respect of such Receivable.

         "MORTGAGED PROPERTY" means any Property which is from time to time charged in favour of Burdale by way of a first legal mortgage.

         "NET STOCK VALUE" means the net value of Stock as determined by the Company in accordance with its customary practices and procedures (as disclosed to Burdale prior to the date of this Agreement and as the same may be varied from time to time with Burdale's written consent) and advised to Burdale from time to time.

         "OBLIGOR" means the Company and any other person (other than the Guarantor) who guarantees and/or grants security for any of the Company's indebtedness or other obligations to Burdale at any time.

         "OTHER ACCOUNTS" means the bank accounts of the Corporate Obligors specified as Other Accounts in the Debenture and/or such other bank accounts of the Corporate Obligors with Account Banks as Burdale may permit.

         "OUTSTANDING PURCHASE PRICE" means the aggregate from time to time of the Purchase Prices of Eligible Receivables paid to the Company in respect of which Burdale has not received payment from the relevant Account Debtor or the Company.

         "PAYMENT ACCOUNT" means such account in the name of Burdale, as may be notified to the Company by Burdale from time to time.

         "PROPERTY" means the Corporate Obligors' freehold, leasehold and rented premises and land from time to time, wherever situated and in any jurisdiction.

         "PROPERTY LOAN FACILITY" is defined in Clause 3.1.

         "PURCHASE COMMISSION" is defined in Clause 7.4.

         "PURCHASE DATE" in relation to a Purchased Receivable means the date of delivery of a Purchase Request by the Company with respect to such Purchased Receivable.

         "PURCHASE PRICE" means the purchase price to be paid by Burdale for Purchased Receivables being 80% of the face value of each Eligible Receivable to be purchased under the Receivables Finance Facility less maximum discounts, credits and allowances of any nature which may be taken by or granted to any Account Debtor or other person in connection with such Eligible Receivable (all as determined by Burdale in accordance with Clause 5.1(c)).

         "PURCHASE REQUEST" means a Request for a Utilisation of the Receivables Finance Facility in substantially the form set out in Schedule 2 Part I.

         "PURCHASED RECEIVABLE" means a Receivable purchased or agreed to be purchased by Burdale from the Company in accordance with the terms of this Agreement as evidenced by an invoice rendered by the Company to the relevant Account Debtor.

         "QUALIFYING LENDER" means:

         (a) a bank as defined in Section 840 of ICTA which, for the purposes of Section 349 of ICTA, is within the charge to United Kingdom corporation tax as regards any interest received by it under the Finance Documents, but if that section is amended or repealed Burdale shall have power after consultation with the Company, to amend this paragraph of this definition in such manner as it may reasonably determine to ensure that the new definition achieves, to the extent possible, the same purposes as the current definition (which amendments shall be binding on Burdale and the Company); or

         (b) a bank, financial institution or other lender which is entitled to the benefit of a provision in a Double Taxation Treaty giving exemption from United Kingdom taxation on interest which does not carry on business in the United Kingdom through a permanent establishment with which the indebtedness under the Finance Document in respect of which the interest is paid is effectively connected.

         "RAW STOCK" means at any time any raw materials of the Company at such time which are located in England and Wales (or elsewhere as Burdale may, in its sole discretion, specify to the Company).

         "RAW STOCK AVAILABILITY" means the Raw Stock Percentage of the Net Stock Value of Eligible Raw Stock as at the date of calculation.

         "RAW STOCK PERCENTAGE" means 0%.

         "RECEIVABLE" means, at any time, the aggregate present and future obligations of an Account Debtor of the Company for the payment of money to the Company at such time together with all connected rights, claims, deposits and payments.

         "RECEIVABLES FINANCE FACILITY" is defined in Clause 3.1.

         "RECEIVABLES INFORMATION" means the information regarding Receivables provided to Burdale pursuant to Clause 8.

         "RECEIVABLES LIMIT" means (pound)2,000,000.

         "RECEIVER" is defined in the Debenture.

         "REQUEST" means a request substantially in the form set out in the relevant Part of Schedule 2 for a Utilisation of one of the Facilities.

         "REQUIRED DEDUCTION" is defined in Clause 10.2(f).

         "REVOLVING CREDIT FACILITY" is defined in Clause 3.1.

         "REVOLVING CREDIT LIMIT" means (pound)nil.

         "STERLING" and "(pound)" means the lawful currency for the time being of the United Kingdom.

         "STOCK" means the Company's stock and inventory at any time which, for the avoidance of doubt, includes Eligible Stock and any other finished goods, raw materials or unfinished goods.

         "SUBSIDIARY" has the meaning given to that term by Section 736 of the Companies Act 1985 and includes a "Subsidiary Undertaking" as defined in Section 258 of the Companies Act 1985 (inserted by Section 21 of the Companies Act 1989).

         "TAXES" includes all present and future income and other taxes, levies, assessments, deductions, charges and withholdings of whatever nature together with interest, additions to tax, penalties and fines in relation to such items and "TAX" and "TAXATION" will be construed accordingly.

         "TOTAL STOCK AVAILABILITY" means at any time the lesser of (i) (pound)nil and (ii) the Raw Stock Availability plus the Finished Goods Availability at such time.

         "UTILISATION" means a utilisation of a Facility under this Agreement (with the delivery of a Purchase Request and the payment of Purchase Price by Burdale pursuant to a Cash Request constituting separate Utilisations of the Receivables Finance Facility).

         "UTILISATION DATE" in relation to a Utilisation means the date on which such Utilisation is made (being in relation to any Utilisation of the Receivables Finance Facility, both the

         Purchase Date and the date on which any payment of Purchase Price is made to the Company pursuant to a Cash Request).

         "VALUATION" means a valuation of the Mortgaged Property (including the Initial Valuation) carried out by a valuer appointed by Burdale on the basis of estimated restricted realisation value as defined in the then current Statements of Asset Valuation and Practice and Guidance Notes issued by the Royal Institution of Chartered Surveyors.

         "VAT" means Value Added Tax imposed in the United Kingdom and any equivalent tax applicable in any European jurisdiction.

1.2      CONSTRUCTION

         (a) In this Agreement, unless the contrary intention appears, a reference to:

               (i) "ASSETS" includes properties, revenues and rights of every description, both present and future;

               (ii) an "AUTHORISATION" or a "CONSENT" includes an approval, authorisation, consent, exemption, filing, licence, registration and resolution, in each case given or made in writing;

               (iii) financial statements or accounts includes the notes to such statements or accounts;

               (iv)   a "MONTH" means a calendar month starting on any day;

               (v) a "REGULATION" includes any directive, guideline, regulation, request or rule (whether or not having the force of law) of any governmental agency, body, department or other regulatory or self-regulatory authority;

               (vi) an enactment (be it express or implied) includes references to any amendment, re-enactment, and/or legislation subordinate to that enactment and/or any permission of whatever kind given under that enactment;

               (vii) a Finance Document or other document is a reference to that Finance Document or other document as amended, novated, supplemented or replaced (in whole or in part);

               (viii) a "PERSON" includes any individual,  company, corporation, partnership, firm, joint venture, association, organisation, trust, state or state agency (in each case whether or not having separate legal personality);

               (ix) any party or person includes any person deriving title from it and any successor, transferee and assignee;

               (x)    a time of day is a reference to London time; and

               (xi) Clauses and Schedules are to the clauses of and schedules to this Agreement.

         (b) Unless the contrary intention appears, a term used in any other Finance Document or in any notice relating to any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

         (c)   The headings in this Agreement do not affect its interpretation.

         (d) Save where the context requires otherwise, words in the singular shall import the plural and vice-versa.

2.       CONDITIONS PRECEDENT

2.1      DOCUMENTARY CONDITIONS

         (a) Subject to Clause (b) below, the obligations of Burdale to the Company under this Agreement are subject to the condition precedent that Burdale shall have received all of the documents and evidence specified in Schedule 1 in a form and substance satisfactory to it.

         (b) The obligations of Burdale to the Company under the Property Loan Facility are subject to the further condition precedent that Burdale shall have received all of the documents and evidence specified in Schedule 1 Part II in a form and substance satisfactory to it.

2.2      FURTHER CONDITIONS

         The obligations of Burdale in respect of any Utilisation are subject to the further conditions precedent that both on the date of the relevant Request and the proposed Utilisation Date:

         (a) the representations and warranties set out in Clauses 8 and 13 to be repeated on such dates are true and correct; and

         (b) no Default has occurred and remains outstanding or would result from the making of such Utilisation.

3.       THE FACILITY

3.1      AVAILABLE FACILITIES

         Subject to the terms of this Agreement and in reliance on the representations and warranties set out in Clauses 8 and 13, Burdale agrees to make available to the Company the following facilities:

         (a) a Receivables Finance Facility pursuant to which Burdale will from time to time during the Purchase Availability Period purchase Receivables from the Company (the "RECEIVABLES FINANCE FACILITY");

         (b) a revolving credit facility pursuant to which Burdale will during the Revolving Availability Period (i) make Revolving Loans to the Company up to the Total Stock Availability (ii) issue, or procure the issue of, L/Cs for the account of the Company and (iii) buy or sell Foreign Currency spot and/or for delivery at a future date on behalf of the Company (the "REVOLVING CREDIT FACILITY");and

         (c) a term loan facility pursuant to which Burdale will make a single Property Loan denominated in Sterling to the Company of up to the lesser of 75% of the Initial Valuation of the Mortgaged Property and (pound)2,200,000 during the Term Availability Period (the "PROPERTY LOAN FACILITY").

3.2      PURPOSE

         The Company will use the Facilities only for its general operating, U.K. working capital and other proper corporate purposes and always in a manner which is not inconsistent with the Finance Documents. Without affecting the obligations of the Company in any way, Burdale is not obliged to monitor or verify the application of the Facilities.

4.       RESTRICTIONS ON UTILISATIONS

4.1      TERM LOAN

         The Property Loan Facility must be drawn down in full in one amount prior to the expiry of the Term Availability Period.

4.2      REVOLVING LOANS

         No Cash Request may be delivered which would involve the drawing of a Revolving Loan unless at the time of delivery either (a) the Receivables Finance Facility is or would be following the delivery of such Cash Request being utilised up to the Receivables Limit or (b) the Company has no Receivables with which to utilise the Receivables Finance Facility.

4.3      LETTERS OF CREDIT

         No Request may be delivered for an L/C to be issued pursuant to the Revolving Credit Facility unless and until the form of L/C has been approved by Burdale, the relevant issuer and the proposed beneficiary of such L/C.

4.4      OVERALL LIMIT

         The aggregate amount of:

         (a) the Property Loan;

         (b) all Revolving Loans;

         (c) Outstanding Purchase Price;

         (d) all L/C Exposures; and

         (e) all Forex Exposures,

         shall not at any time exceed the Facility Limit.

4.5      SPECIFIC LIMITS

         (a) RECEIVABLES FINANCE FACILITY: The Outstanding Purchase Price shall not at any time exceed the Receivables Limit.

         (b)   REVOLVING CREDIT FACILITY: The aggregate amount of:

               (i)   all Revolving Loans;

               (ii)  all L/C Exposures; and

               (iii) all Forex Exposures,

               shall not at any time exceed the Total Stock Availability at such time.

         (c) L/C UTILISATIONS: The aggregate amount of all L/C Exposures shall not at any time exceed the L/C Limit.

         (d) FOREIGN EXCHANGE UTILISATIONS: The aggregate amount of all Forex Exposures shall not at any time exceed the Forex Limit.

         (e)   AVAILABILITY: The aggregate amount of:

               (i)    Outstanding Purchase Price;

               (ii)   all Revolving Loans;

               (iii)  all L/C Exposures; and

               (iv)   all Forex Exposures,

               shall not at any time exceed the sum of:

                      (1) 80% of the face value of the Eligible Receivables less maximum discounts, credits and allowances of any nature which may be taken by or granted to any Account Debtor or any other person in connection with the Eligible Receivables; PLUS

                      (2)   the Total Stock Availability; LESS

                      (3) the amount of Availability Reserves established by Burdale,

                      at such time.

4.6      PROHIBITION

         No Utilisation may be made by the Company which would cause the provisions of this Clause 4 to be breached.

4.7      AVAILABILITY LIMITS

         Burdale will compute the Availability Limits from time to time and at such intervals as it may, at its sole discretion, choose and will, upon being requested by the Company in writing, inform the Company of any change in any Availability Limit and the reason for any such change. For the avoidance of doubt, Burdale may, in its discretion, from time to time, upon not less than five days prior notice to the Company:

         (a) reduce the Purchase Price to the extent that Burdale determines in good faith that the Dilution Rate has increased;

         (b) reduce the Total Stock Availability (or any component of it) to the extent that Burdale determines that:

               (i) the number of days of the turnover of the Stock for any period has changed in any material respect; or

               (ii) the liquidation value of the Eligible Stock, or any category of Eligible Stock, has decreased; or

               (iii)  the nature and quality of the Stock has deteriorated; and

         (c)   adjust any Availability Limit to take account of:

               (i)    seasonality  with  respect to Stock and patterns of sales;
                      or

               (ii)   any  reduction  in the Facility  Limit  pursuant to Clause
                      6.7.

         Any determination by Burdale of an Availability Limit at any time will (save in the case of manifest error) be conclusive and binding on the Company but any such determination may at any time at Burdale's discretion (upon Burdale giving written notice simultaneously to the Company) be amended, qualified or superseded by a further such determination.

4.8      BURDALE'S RIGHTS NOT AFFECTED

         In the event that the aggregate amount of Loans, Outstanding Purchase Price, L/C Exposures and/or Forex Exposures exceeds the amounts available under the lending formulas, the relevant Availability Limit(s) or the Facility Limit, as applicable, such event shall not limit, waive or otherwise affect any rights or Burdale in that circumstance or on any future occasions and the Company shall, upon demand by Burdale, which may be made at any time or from time to time, immediately repay to Burdale the entire amount of any such excess(es) for which payment is demanded and such amount shall be applied by Burdale so as to reduce such excess(es).

4.9      COMPANY'S LOAN ACCOUNT(S)

         Burdale will maintain one or more loan accounts, receivable accounts and foreign exchange accounts on its books in which will be recorded
         (a) all Loans, all Utilisations of the Receivables Finance Facility, all Utilisations of the Revolving Credit Facility and other liabilities of the Company pursuant to the Finance Documents and details of the Collateral, (b) all payments made by or on behalf of the Company and
         (c) all other appropriate debits and credits as provided in this Agreement, including, without limitation, fees, charges, costs, expenses and interest. All entries in such account(s) shall be made in accordance with Burdale's customary practices as in effect from time to time.

4.10     STATEMENTS

         Burdale will render to the Company each month a statement setting forth the balance in the Company's loan account, receivables accounts and foreign exchange accounts maintained by Burdale for the Company pursuant to the provisions of this Agreement, including principal, commission, interest, fees, costs and expenses. Each such statement may be subject to subsequent adjustment by Burdale but shall, in the absence of manifest error or omission, be considered correct and deemed accepted by the Company and will be conclusively binding upon the Company as an account stated except to the extent that Burdale receives a written notice from the Company of any specific exception of the Company within 30 days after the date such statement has been mailed by Burdale. Until such times as Burdale has rendered to the Company a written statement as provided above, the balance in the Company's loan accounts, invoice discount accounts and foreign exchange accounts will be prima facie evidence of the amounts due and owing to Burdale by the Company.

5.       UTILISATION OF FACILITIES

5.1      AVAILABILITY OF RECEIVABLES FINANCE FACILITY

         (a) Subject to the terms of this Agreement, the Company shall offer to sell its Receivables to Burdale by delivering to Burdale from time to time duly completed Purchase Requests (together with all deeds and documents referred to in such Purchase Request), delivery of which shall oblige the Company to sell the Receivables stated in such Purchase Request upon the terms and subject to the conditions of this Agreement.

         (b) A Purchase Request will not be regarded as having been duly completed unless it is in substantially the form set out in
               Schedule 2 Part I.

         (c) As soon as reasonably practicable following delivery of a Purchase Request, Burdale shall determine the Purchase Price for the Receivables specified in such Purchase Request and will, upon being requested by the Company, advise the Company of such determination.

5.2      UTILISATION  OF  RECEIVABLES  FINANCE  FACILITY  AND  REVOLVING  CREDIT
         FACILITY

         (a) Subject to the terms of this Agreement, the Company may from time to time request that Burdale pay sums to the Company of up to the aggregate of (a) the amount of any unpaid Purchase Price and (b) the amount available for drawing by way of Revolving Loan, by delivering a duly completed Cash Request to Burdale not later than 11.00 a.m. on the proposed Utilisation Date for such payment.

         (b) A Cash Request will not be regarded as having been duly completed unless it is in substantially the form set out in Schedule 2 Part II and, in particular, specifies:

               (i) the proposed Utilisation Date, being a Business Day falling during the Purchase Availability Period and/or the Revolving Availability Period (as the case may be);

               (ii) the amount of the sum to be paid by Burdale which must be less than or equal to the aggregate of unpaid Purchase Price and the amount available for drawing by way of Revolving Loan; and

               (iii) if not already notified to Burdale, the details of the Other Account into which the payment is to be made on the Utilisation Date.

         (c) Payments made by Burdale pursuant to a Cash Request shall be deemed to be first payments of any unpaid Purchase Price to the full extent of such unpaid Purchase Price and second, to the extent of any surplus, to be the drawing of a Revolving Loan.

         (d) Burdale's obligation to pay the Purchase Price of any Receivable (or any unpaid portion of it as the case may be) shall be terminated on the earlier of the Actual Day of Payment and the Maturity Date of such Receivable.

5.3      L/C UTILISATIONS

         (a) Subject to the terms of this Agreement, the Company may request the issue of an L/C by delivering a duly completed L/C Request to Burdale not later than 11.00 a.m. at least one Business Day before the proposed Utilisation Date for that L/C.

         (b) An L/C Request will not be regarded as having been duly completed unless it is substantially in the form attached in Schedule 2
               Part III and, in particular, specifies:

               (i) the proposed Utilisation Date, being a Business Day falling during the Revolving Availability Period;

               (ii) the amount of the L/C required, the L/C Exposure of which must be equal to or less than the undrawn/unutilised amount of the Revolving Credit Facility and within the relevant Availability Limits as at the proposed Utilisation Date;

               (iii) if not already notified to Burdale, the details of the beneficiary, payee or addressee of such L/C.

5.4      GENERAL PROVISIONS REGARDING L/CS

         (a) Nothing in this Agreement shall be deemed or construed to grant the Company any right or authority to pledge the credit of Burdale in any manner. Burdale shall have no liability of any kind with respect to any L/C provided by an issuer other than Burdale unless Burdale has duly executed and delivered to such issuer the application or a guarantee or indemnification in writing with respect to such L/C. The Company shall be bound by an interpretation made in good faith by Burdale, or any other issuer or correspondent under or in connection with any L/C or any documents, drafts or acceptances in relation to any L/C, notwithstanding that such interpretation may be inconsistent with any instructions of the Company. Burdale shall have the sole and exclusive right and authority to, and the Company shall not:

               (i) at any time an Event of Default exists or has occurred and is continuing:

                      (1) approve or resolve any questions of non-compliance of documents;

                      (2) give any instructions as to acceptance or rejection of any documents or goods; or

                      (3) execute any and all applications for steamship or airway guarantees, indemnities or delivery orders and at all times;

               (ii)   at any time:

                      (1) grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances, or documents; and

                      (2) agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, L/Cs, or documents, drafts or acceptances in relation to any L/C or any letters of credit included in the Collateral. Burdale may take such actions either in its own name or in the Company's name.

         (b) Any rights, remedies, duties or obligations granted or undertaken by the Company to any issuer or correspondent in any application for any L/C, or any other agreement in favour of any issuer or correspondence relating to any L/C, shall be deemed to have been granted or undertaken by the Company to Burdale. Any duties or obligations undertaken by Burdale to any issuer or correspondence in any application for any L/C, or any other agreement by Burdale in favour of any issuer or correspondence relating to any L/C, shall be deemed to have been undertaken by the Company to Burdale and to apply in all respects to the Company.

         (c) None of Burdale, any L/C issuer (or any of their respective correspondents) or any advising, negotiating or paying bank with respect to any L/C shall be responsible in any way for:

               (i) the performance by any beneficiary under any L/C of that beneficiary's obligations to the Company; or

               (ii) the form, sufficiency, correctness, genuineness, authority of any person signing or the legal effect of any documents called for under any L/C if such documents appear on their face to be in order.

5.5      FOREX UTILISATIONS

         (a) Subject to the terms of this Agreement, the Company may request a Utilisation of the Revolving Credit Facility by way of the sale or purchase of Foreign Currency by delivering a duly completed Forex Request to Burdale not later than 11.00 a.m. at least five Business Days before the proposed date of the contract for the sale or purchase of Foreign Currency.

         (b) A Forex Request will not be regarded as having been duly completed unless it is in substantially the form set out in
               Schedule 2 Part IV and, in particular, specifies:

               (i) the proposed date of effect of the sale or purchase of Foreign Currency being a Business Day falling during the Revolving Availability Period; and

               (ii) the value of the contract for the sale or purchase of Foreign Currency required and the Foreign Currency required to be purchased which must be such that the Forex Exposure with respect to such Utilisation when aggregated with all other Forex Exposures is equal to or less than the Forex Limit as at the proposed Utilisation Date and, the value of the transaction must be in a minimum amount of (pound)10,000 or a higher integral multiple of (pound)5,000 or in such other amount as Burdale may in writing agree as calculated at the Exchange Rate on the date or calculation.

5.6      DEEMED LOANS

         All payments made by Burdale:

         (a) in accordance with the terms of any L/C or any guarantee or indemnity given by Burdale to the issuer of any L/C (as the case may be); and

         (b)   on the maturity of any Forex Transaction,

         shall be deemed to be Revolving Loans to the Company in an amount equal to such payment, drawn down on the date of such payment and subject to the provisions of this Agreement with respect to Revolving Loans (including, without limitation, as to interest and repayment).

5.7      TERM LOAN

         (a) Subject to the terms of this Agreement, the Company may request that the Property Loan be made to it by delivering a duly completed Request to Burdale not later than 11.00 a.m. on the proposed Utilisation Date of such Loan.

         (b) A Request for the Property Loan will not be regarded as having been duly completed unless it is in substantially the form set out in Schedule 2 Part V and, in particular, specifies:

               (i) the proposed Utilisation Date, being a Business Day falling during the Term Availability Period;

               (ii) the amount of the Loan which must be equal to or less than the undrawn amount of the Property Loan Facility and within the relevant Availability Limits as at the proposed Utilisation Date;

               (iii) if not already notified to Burdale, the details of the Other Account into which the proceeds of the Loan are to be paid on the Utilisation Date.

6.       REPAYMENT AND PREPAYMENT

6.1      RECEIVABLES FINANCE FACILITY

         (a) If in relation to a Purchased Receivable Burdale determines on the Maturity Date in respect of such Purchased Receivable that it has not received payment in accordance with Clause 9.1 of the full amount of such Purchased Receivable, the Company shall, on demand by Burdale pay to Burdale an amount equal to the Outstanding Purchase Price of such Purchased Receivable for which payment has not been received PROVIDED THAT this provision shall not restrict (nor oblige) Burdale in any way in or from pursuing and obtaining payment in respect of such Purchased Receivable from the Account Debtors or otherwise (which payment shall be made into the Blocked Account) and the Company undertakes that it will do all such reasonable acts or things necessary or desirable to help Burdale in pursuing and obtaining such payment.

         (b) Burdale shall be entitled to deduct from payments made by Account Debtors and/or the Company into the Blocked Account in respect of Purchased Receivables the then Outstanding Purchase Price in respect of such Purchased Receivables and the balance remaining after such deduction shall be applied in accordance with Clause 6.2.

6.2      OTHER UTILISATIONS

         Subject as provided below all amounts standing to the credit of the Blocked Account from time to time following the deductions referred to in Clause 6.1(b) shall be applied as follows:

         (a) FIRST in repayment of the outstanding principal amount of any Revolving Loans;

         (b) SECOND in or towards satisfaction of any amount of principal due to be made pursuant to Clauses 6.5 or 6.6;

         (c) THIRD in payment of any fees, costs and expenses due from the Company to Burdale under the Finance Documents;

         (d) FOURTH in payment of (i) all amounts of interest due on the Loans (including any deemed Revolving Loans pursuant to Clause 5.6)
               (ii) all Interest Advances and (iii) all Purchase Commission (or in making provision for Purchase Commission which will fall due for payment on the last Business Day of the current calendar month);

         (e) FIFTH in or towards satisfaction of any other payment obligation of the Company under the Finance Documents; and

         (f) SIXTH to the Company by way of payment into such Other Account as the Company may specify to Burdale in writing from time to time.

         Notwithstanding the above, at all times following the occurrence of an Event of Default and whilst the same is continuing, amounts standing to the credit of the Blocked Account shall be applied to such of the liabilities of the Company under the Finance Documents and in such order as Burdale may in its absolute discretion determine.

6.3      REUTILISATION

         (a) RECEIVABLES FINANCE FACILITY: Subject to the terms of this Agreement, all amounts of Outstanding Purchase Price recovered and paid to Burdale, may, subject to the terms of this Agreement, be reutilised as Utilisations of the Receivables Finance Facility.

         (b) REVOLVING CREDIT FACILITY: Subject to the terms of this Agreement, all Revolving Loans repaid and all amounts recovered and paid to Burdale in relation to L/Cs and Forex Transactions, may, subject to the terms of this Agreement, be redrawn or reutilised as Utilisations of the Revolving Credit Facility.

6.4      PREPAYMENT - REVOLVING CREDIT/RECEIVABLES FINANCE

         If at any time the outstanding Utilisations or any part of them cause any Availability Limit to be exceeded then the Company will immediately repay such amount of the Revolving Loans together with cash collateral in respect of Outstanding Purchase Price and/or any contingent obligation of Burdale in relation to any L/C or other Utilisation, by payment into the Payment Account together with interest on the Revolving Loans, to the extent required to ensure compliance with that Availability Limit and, until such time as that Availability Limit is no longer breached, no further Utilisations may be requested (including, for the avoidance of doubt, pursuant to a Cash Request) or will, at Burdale's option, be made or issued.

6.5      REPAYMENT OF TERM LOAN

         Subject to Clause 6.6, the Company shall repay the Property Loan in full by equal monthly instalments on the basis of a 48 month amortisation on the first day of each month commencing on the first day of the month following drawdown of the Property Loan and shall pay the then outstanding Property Loan in full on the Final Repayment Date.

6.6      PREPAYMENT - TERM LOAN

         (a) PROPERTY LOAN: The Company shall ensure that the Property Loan shall at all times be less than or equal to 75% of the estimated restricted realisation value of the Mortgaged Property as determined in accordance with the then most recent Valuation and shall from time to time on demand by Burdale prepay such amount of the Property Loan as may be required to ensure compliance with this Clause 6.6(a).

         (b) REDUCTIONS: Any prepayment of the Property Loan shall be applied against the repayment instalments specified in Clause 6.5 in reverse order of maturity.

6.7      REDUCTION OF FACILITY LIMIT

         At the request of the Company by giving not less than ten Business Day's prior written notice to Burdale, the Facility Limit may from time to time be reduced provided that on or before the effective date for such reduction the Company shall pay to Burdale:

         (a) such amount as may be necessary in prepayment of the Loans and/or as cash collateral for Outstanding Purchase Price and/or Burdale's contingent obligations under any issued L/C or unmatured Forex Transaction to ensure that the Company remains in compliance with the Availability Limits (as adjusted to take account of such reduction in the Facility Limit pursuant to Clause 4.7); and

         (b) (subject to paragraph (c) below) a fee calculated by applying to the amount of the reduction the applicable percentage set out in column (2) below:


                                       (1)                                             (2)

                                DATE OF REDUCTION                             APPLICABLE PERCENTAGE

               On or  before  the  first  anniversary  of the                       2%
               first Utilisation Date

               After the first  but on or before  the  second                      1.5%
               anniversary of the first Utilisation Date


         (c) in the event that the Company prepays the Property Loan in full on or before 30 June 2000, the Company may (at the same time as it makes such prepayment) request that the Facility Limit be reduced by an amount not exceeding the amount of the Property Loan Facility without incurring the fee referred to in paragraph (b) above with respect to such reduction.

         Any exercise by Burdale of its rights under Clause 15.2(b) and/or 15.3 and/or the operation of Clause 12.1 shall be deemed for the purposes of paragraph (b) above to be a reduction in the Facility Limit in an amount equal to the amount of the Facility or Facilities so cancelled.

6.8      FINAL REPAYMENT

         The Company will, on the Final Repayment Date, pay to Burdale in full all outstanding and unpaid liabilities under the Finance Documents (whether by way of principal, interest, commission, fees, costs, expenses or otherwise) and shall pay to Burdale such amount as is necessary to provide full cash collateral for Outstanding Purchase Price and any contingent obligations which Burdale may have in respect of any L/C, Forex Transaction or other outstanding Utilisation. Such payment shall be denominated in Sterling and will be made by wire or other automatic transfer to the Payment Account. If the amounts so paid are received in the Payment Account later than 1.00 p.m. on the Final Repayment Date then the Company will pay interest on such amounts to Burdale at the Default Rate until payment has been made in full.

7.       INTEREST AND COMMISSION

7.1      INTEREST

         (a) The Company will pay Burdale interest on each Loan at the Interest Rate.

         (b) Except as otherwise provided in this Agreement, accrued interest on each Loan shall be paid by the Company in arrear on the last Business Day of each month and on the Final Repayment Date. All interest accruing on or after the date of any Event of Default or the Final Repayment Date shall be payable on demand.

         (c) Interest will be calculated on the basis of a 365 day year and actual days elapsed and will accrue and be calculated on a daily basis.

7.2      INTEREST ON EXPOSURES

         (a) The Company will pay to Burdale an amount equal to the Interest Rate applied to:

               (i) the L/C Exposure of each L/C from the date of issue until its End Date; and

               (ii)   the Forex Exposure of each unmatured Forex Transaction.

         (b) Amounts accrued in accordance with paragraph (a) above shall be paid by the Company in arrear on the last Business Day of each month and:

               (i)    the End Date of the relevant L/C; or

               (ii)   the maturity date of the relevant Forex Transaction,

               as the case may be.

         (c) Amounts payable by the Company under paragraph (a) above will be calculated on the basis of a 365 day year and actual days elapsed and will accrue and be calculated on a daily basis.

7.3      DEFAULT INTEREST

         (a) Upon the occurrence of an Event of Default and whilst the same is continuing unremedied or unwaived, all amounts outstanding under this Agreement shall bear interest (both before and after judgment) at the Default Rate.

         (b) Interest at the Default Rate will be compounded at the end of each period designated by Burdale and will be determined by Burdale on the first Business Day of each such period.

7.4      PURCHASE COMMISSION

         The Company shall pay to Burdale commission in respect of each Purchased Receivable at a rate equivalent to the Commission Rate applied to the Outstanding Purchase Price for such Receivable from the date on which Burdale paid such Purchase Price to the Company down to the Actual Date of Payment (the "PURCHASE COMMISSION"). Burdale shall calculate the Purchase Commission on a daily basis and it shall be paid by the Company monthly in arrears on the last Business Day of each month.

8.       RECEIVABLES, STOCK AND EQUIPMENT

8.1      DETERMINATION

         Any reasonable determination by Burdale in good faith of the value or, as the case may be, the face amount of any Receivable or other Collateral at any time will (save in the case of manifest error) be conclusive and binding on the Company but any such determination may at any time and at Burdale's discretion be amended, qualified or superseded by a further such determination.

8.2      REPORTING REGARDING RECEIVABLES AND STOCK

         The Company will provide Burdale with the following documents with all amounts expressed in Sterling and otherwise in a form satisfactory to
         Burdale:

         (a) on a daily basis with a schedule of Receivables, collections received and credits issued and, at any time when Burdale has made available any amount or financial accommodation under the Revolving Credit Facility, on a monthly basis with a stock report substantially in the form set out in Schedule 3 Part II together with such further information regarding Receivables as Burdale may reasonably request;

         (b) as soon as practicable and in any event within 15 days of the end of each month or more frequently as Burdale may reasonably request:

               (i) ageings of creditors and Receivables with details of all dated invoices; and

               (ii) at any time when Burdale has made available any amount or financial accommodation under the Revolving Credit Facility, full details of all Stock by category, location and supplier; and

               (iii) an analysis of preferential creditors in substantially the form set out in Schedule 3 Part III;

               all in a format to be agreed with Burdale (acting reasonably).

         (c)   promptly from time to time as Burdale may reasonably request:

               (i) at any time when Burdale has made available any amount or financial accommodation under the Revolving Credit Facility, copies of shipping and delivery documents relating to Stock and Equipment;

               (ii) at any time when Burdale has made available any amount or financial accommodation under the Revolving Credit Facility, copies of purchase orders, invoices and delivery documents relating to Stock and Equipment and ageings of all Receivables paid to the Company, on a monthly basis by invoice date;

               (iii) full details of all Account Debtors (including their addresses) together with copies of customer statements and credit notes, remittance advices, collection schedules and reports and copies of deposit slips and all monthly bank statements of the Company and its Subsidiaries or statements for such other period as Burdale may require;

               (iv) such other reports regarding the Collateral as Burdale may reasonably request from time to time;

         (d) on a daily basis, details of any Receivables which have become or are purported to be, by the relevant Account Debtor or otherwise, subject to any prohibitions or restriction on charge or assignment; and

         (e) immediately upon becoming aware of the same, details of any creditor of the Company whose ordinary terms of business include title retention provisions which are not already specified in
               Schedule 3 Part I.

8.3      REPORTING REGARDING ACCOUNT DEBTORS

         (a)   NOTIFICATION: The Company will notify Burdale promptly of:

               (i) any material delay in the Company's performance of any of its obligations to any Account Debtor or the assertion of any claims, offsets, defences or counterclaims by any Account Debtor, or any material disputes with Account Debtors, or any settlement, adjustment or compromise of any such matter;

               (ii) all material adverse information known to the Company relating to the financial condition of any Account Debtor; and

               (iii)  any  event  or   circumstance   which,  to  the  Company's
                      knowledge, would cause Burdale to consider any then existing Receivables as no longer constituting Eligible Receivables.

         (b) DISPUTES AND SETTLEMENTS WITH ACCOUNT DEBTORS: No credit, discount, allowance or extension or agreement for any of the foregoing will be granted to any Account Debtor without Burdale's consent, except in the ordinary course of the Company's business in accordance with proper practices and policies operated by the Company prior to the date of this Agreement. At any time while an Event of Default is outstanding, Burdale will, at its option, have the exclusive right to settle, adjust or compromise any claim, offset, counterclaim or dispute with any Account Debtor and to grant any credits, discounts or allowances in relation to such matters.

         (c) RETURN OF STOCK: The Company will promptly report to Burdale any return of Stock by an Account Debtor where that Stock has a value in excess of (pound)50,000. At any time that any Stock (irrespective of its value) is returned, reclaimed or repossessed, the related Receivable will be deemed an Ineligible Receivable. In the event any Account Debtor returns Stock when an Event of Default has occurred and is continuing, the Company will, upon Burdale's request:

               (i)    hold the returned Stock on trust for Burdale;

               (ii) segregate all returned Stock from all of its other property;

               (iii)  dispose  of  the  returned   Stock  solely   according  to
                      Burdale's instructions; and

               (iv) not issue any credits, discounts or allowances with respect to such returned stock without Burdale's prior written consent.

8.4      REPRESENTATIONS AND UNDERTAKINGS AS TO RECEIVABLES

         With respect to each Receivable, the Company represents and warrants to Burdale that and undertakes to ensure that at all times:

         (a)   the amounts shown on any invoice  delivered to Burdale and in any
               Receivables   Information  delivered  to  Burdale  are  true  and
               complete;

         (b) no payments have been or will be made on such Receivable except payments collected by the Company and immediately transmitted or delivered to Burdale or elsewhere pursuant to the terms of this Agreement;

         (c) no credit, discount, allowance or extension or agreement for any of the foregoing will be granted to any Account Debtor except as reported to and agreed by Burdale except for credits, discounts, allowances or extensions made or given in the ordinary course of the Company's business in accordance with its proper practices and policies operated prior to today's date as disclosed to Burdale in writing;

         (d) to the best of the Company's knowledge, there are no set-offs, deductions, defences, counterclaims or disputes existing or asserted with respect to such Receivable except as reported to and agreed by Burdale;

         (e) none of the transactions giving rise to any Receivable breach any applicable law or regulation and all documentation relating to such Receivable is legally enforceable in accordance with its terms;

         (f) each Receivable is genuine, is and will be in all respects what it purports to be, and is not the subject of a court judgment;

         (g) each Receivable represents undisputed, bona fide transaction(s) completed in accordance with the terms and provisions contained in any documents delivered to Burdale with respect to such Receivable;

         (h) the amounts shown on the relevant Receivables Information, the Company's books and records and all invoices and statements which may be delivered to Burdale with respect thereto are actually and absolutely owing to the Company and are not in any way contingent;

         (i) to the best of the Company's knowledge, there are no facts, events or occurrences which in any way impair the validity or enforceability of any such Receivable or tend to reduce the amount payable in respect of such Receivable as shown on the relevant Receivables Information, the Company's books and records and all invoices and statements delivered to Burdale with respect to such Receivable;

         (j) to the best of the Company's knowledge, all Account Debtors have the capacity to contract and are solvent;

         (k) the services furnished and/or goods sold giving rise to each Receivable are not subject to any Encumbrance (except for an Encumbrance which is permitted by Clause 14(p)); and

         (l) to the best of the Company's knowledge, there are no proceedings or actions which are threatened or pending against any Account Debtor which might reasonably be expected to result in a material adverse change in such Account Debtor's financial condition.

8.5      VERIFICATION

         Burdale will have the right from time to time, in the name of any nominee, to verify the validity, amount or any other matter relating to any Receivable or other Collateral, by mail, telephone, facsimile or otherwise.

8.6      RIGHTS AFTER AN EVENT OF DEFAULT

         (a) DEALING WITH COLLATERAL AND RECEIVABLES: Burdale may, at any time that a Default has occurred and is continuing and without prejudice to any of its rights under Clause 15.2 or otherwise under this Agreement or any other Finance Document exercise all its rights then exercisable pursuant to the Debenture, including, without limitation:

               (i)    extend  the time of  payment  of,  compromise,  settle  or adjust for cash, credit, return of merchandise or otherwise, and upon any terms or conditions, any and all Receivables or other obligations included in the Collateral and thereby discharge or release any Account Debtor or any other party or parties in any way liable for payment of any Receivable without affecting any of the Receivables, demand or enforce payment of any Receivables, but without any duty to do so, and Burdale will not be liable for its failure to enforce the payment of any Receivable nor for the negligence of its agents or attorneys with respect to any Receivable; and

               (ii) take whatever other action Burdale may deem necessary for the protection of its interests in the Collateral.

         (b) NOTICE TO DEBTORS: At any time that a Default is outstanding, Burdale, any Receiver or their respective nominees may, at Burdale's or Receiver's discretion as the case may be do any of the following:

               (i) having given prior notification to the Company, notify any or all Account Debtors that the Receivables have been assigned to Burdale and that payments in respect of Receivables are to be redirected to such account as is specified by Burdale;

               (ii) request the Company to give the notification referred to in Clause 8.6(b)(i) above and/or to ensure that all invoices and statements in respect of Receivables issued to the Account Debtors state the information referred to in Clause 8.6(b)(i); and

               (iii) direct any or all relevant Account Debtors to make all payments in respect of Receivables direct to Burdale at such account as Burdale may specify.

         (c) ORIGINALS: At any time that an Event of Default is outstanding, the Company will deliver to Burdale the originals of all documents evidencing the sale and delivery of goods or the performance of services giving rise to any Receivables as Burdale may require.

8.7      UNDERTAKINGS REGARDING STOCK

         With respect to the Stock:

         (a) the Company will at all times maintain perpetual stock records reasonably satisfactory to Burdale, keeping correct and accurate records itemising and describing the kind, type, quality and quantity of Stock and finished goods, the Company's cost in relation to such Stock and daily withdrawals from and additions to the Stock;

         (b) the Company will conduct a physical count of the Stock at least once each year and at any time or times as Burdale may request while an Event of Default is outstanding, and promptly following such physical count will supply Burdale with a report in a form and containing such specific information as may be reasonably satisfactory to Burdale concerning such physical count;

         (c) the Company will not remove any Stock from the Property or such other property as is owned and controlled by it or any other Corporate Obligor or to or from a public warehouse without the prior written consent of Burdale, except for sales of Stock in the ordinary course of the Company's trade and except to move Stock directly from such property to another location previously agreed to by Burdale;

         (d) upon Burdale's request, the Company will, at its expense, not more than once in any twelve month period, but at any time or times as Burdale may request while an Event of Default is outstanding, deliver or cause to be delivered to Burdale written reports or appraisals regarding the Stock in form and substance acceptable to Burdale and by an appraiser acceptable to Burdale, addressed to Burdale and upon which Burdale is expressly permitted to rely;

         (e) the Company will produce, use, store and maintain the Stock with all reasonable care and caution and in accordance with applicable standards relating to any insurance and in conformity with applicable laws and regulations;

         (f) the Company assumes all responsibility and liability arising from or relating to the production, use, sale or other disposition of the Stock;

         (g) in respect of Stock exceeding (pound)10,000 the Company will not, without prior notice to Burdale, sell such Stock to any customer on sale or return, or on any other basis which entitles the customer to return or may oblige the Company to repurchase such Stock; and

         (h) the Company will keep the Stock in good and marketable condition and will not, without the prior written consent of Burdale, acquire or accept any consignment Stock.

8.8      UNDERTAKINGS REGARDING EQUIPMENT

         With respect to the Equipment:

         (a) the Company will keep the Equipment in good order, repair and marketable condition (fair wear and tear excepted);

         (b) the Company will use the Equipment with all reasonable care and caution and in accordance with applicable standards of any insurance policy relating to any Equipment and in conformity in all material respects with all applicable laws and regulations;

         (c) the Equipment is and will be used only in the Company's ordinary course of trade and not for any personal use; and

         (d) the Company assumes all responsibility and liability arising from the use of the Equipment.

8.9      BURDALE'S RIGHT TO CURE

         Burdale may, at its option:

         (a) after giving five days notice to the Company, cure any default by the Company under any agreement with an Account Debtor in respect of a Receivable (other than bona fide disputes in the ordinary course of the Company's business where no Event of Default has occurred and is continuing) or under any other agreement with a third party as may be required by Burdale in good faith to facilitate the collection of the Receivables or to enable Burdale to have access to any of the Collateral or any Equipment;

         (b) after giving five days notice to the Company, pay or make a bond in respect of or appeal any judgment entered into against the Company which, upon execution, attachment or the exercise of any similar remedy in respect of such judgment, would result in an Encumbrance being imposed on the Collateral or would impair Burdale's ability to obtain possession of, realise or collect any of the Collateral;

         (c) discharge taxes, Encumbrances or other encumbrances at any time levied on or existing with respect to the Collateral; and

         (d) pay any amount, incur any expense or perform any act including without limitation the payment to any creditors in respect of plant and/or machinery, which, in Burdale's judgment, is necessary or appropriate to reserve, protect, insure or maintain the Collateral and the rights of Burdale with respect to it.

         Burdale may charge any monies so expended or costs so incurred by it to the Company's account, such amounts to be repayable by the Company on demand. Burdale will be under no obligation to effect any such cure or payment or incur any such cost and will not, by doing so, be deemed to have assumed any obligation or liability of the Company. Any payment made or other action taken by Burdale under this Clause will be without prejudice to any right it may have to assert an Event of Default under this Agreement and to proceed accordingly.

8.10     ACCESS TO PROPERTY

         From time to time as requested by Burdale on one Business Day's notice except in the case of emergency as determined by Burdale (but subject to Clause 16.1(d) regarding daily charge rates), at the cost and expense of the Company:

         (a) Burdale, a Receiver or their respective nominees will have complete access to all of the Company's Property during normal business hours and having given prior notice to the Company, or at any time and without notice to the Company if an Event of Default is outstanding, for the purposes of inspecting, verifying and auditing the Collateral and all of the Company's books and records;

         (b) the Company will promptly furnish to Burdale, any Receiver or their respective nominees such copies of or extracts from such books and records as may be reasonably requested from the Company; and

         (c) Burdale, a Receiver or their respective nominees may have access to, during normal business hours, and use, such of the Company's personnel, equipment, supplies and Property as may be reasonably necessary for the purpose of inspecting, verifying and auditing the Collateral and all of the Company's books and records and if an Event of Default has occurred and is continuing for the collection of the Receivables and the realisation of the other Collateral.

8.11     BURDALE'S DISCLAIMER

         Burdale will not be responsible for the safekeeping of, any loss or damage to, any diminution in value of or any act or default of any carrier, warehouseman, bailee or other person in relation to the Stock, finished goods, Equipment or Receivables.

9.       COLLECTION OF RECEIVABLES

9.1      FLOW OF FUNDS

         Subject to Clause 9.2, the Company undertakes that during the period commencing on the date of this Agreement and ending when all its liabilities under the Finance Documents have been discharged in full and Burdale is under no further obligation under any of the Finance Documents

         (a) the Company will collect as agent and trustee for Burdale all Receivables and immediately pay (or procure that payment is made) all amounts due in respect of each Receivable into the Blocked Account, provided however that until payment into the Blocked Account it will hold all money so received upon trust for Burdale and will not commingle in any Charged Account any monies which are not Receivables or which are not payable to Burdale;

         (b) without prejudice to the Company's obligations under Clause 14(k)(iii), in the event that any Account Debtor makes a payment in respect of Receivables into another Charged Account or other account which is not the Blocked Account, the Company will ensure that the amounts representing such payment are promptly transferred into the Blocked Account and will immediately direct the relevant Accounts Debtor to make all future payments to the Blocked Account; and

         (c) all the transfers and collections referred to in paragraphs (a) and (b) above shall be carried out daily prior to the occurrence of any Default and thereafter at such intervals as Burdale may, at its discretion, specify to the Company.

9.2      FAILURE OF DEBENTURE

         In the event that the Debenture in respect of any Account Bank is not, at any time, effective or is not in full force and effect, the Company will (unless otherwise directed by Burdale and without prejudice to Burdale's rights and remedies under the Finance Documents), for so long as the Debenture is ineffective or not in full force and effect and ending on the date when all the liabilities of the Company under the Finance Documents have been repaid or discharged in full and Burdale is under no further obligation under any of the Finance Documents, collect as agent and trustee for Burdale all Receivables which would otherwise have been payable into the Blocked Account and immediately pay (or procure the payment of) all amounts due in respect of those Receivables into the Blocked Account.

9.3      NO VARIATION

         The Company will not be entitled to close or vary the operation of the Blocked Account without Burdale's prior written consent or to withdraw moneys from the Blocked Account other than strictly in accordance with the Finance Documents and will take such steps as are necessary to ensure that the Blocked Account is at all times operated by the relevant Account Bank so as to give effect to the arrangements set out in the Debenture and will at all times procure that the Blocked Account is subject to the Debenture.

9.4      REIMBURSEMENT

         The Company agrees to reimburse Burdale on demand for any liability of Burdale to any Account Bank or any other bank or person involved in the transfer of funds to or from the Blocked Account arising out of Burdale's payments to or indemnification of that bank or person, and this obligation to reimburse shall survive the termination or non-renewal of this Agreement.

9.5      EXCESS AMOUNTS

         Any amounts received by Burdale from or for the account of the Company in excess of the amounts then due and payable by the Company will be dealt with in accordance with the terms of Clause 6 and the Debenture.

9.6      TIME OF APPLICATION

         For the purposes of calculating interest in respect of the Loans and for calculating any Purchase Commission or commission in respect of the Forex Transactions, payments or other funds received by Burdale will be applied (conditional upon final collection) in satisfaction or reduction of the Company's liabilities under the Finance Documents two Business Days following the date of receipt of funds by Burdale in the Payment

         Account. For the purposes of calculating the amount of the Revolving Loans available to the Company, the Receivables Limit and the Forex Limit such payments will be applied (conditional upon final collection) in satisfaction or reduction of the Company's liabilities under the Finance Documents on the Business Day of receipt by Burdale in the Payment Account, provided that such payments are received within sufficient time (in accordance with Burdale's usual and customary practices as in effect from time to time) to credit the Company's loan and receivable and foreign exchange account on such day, and if not, then on the next Business Day.

10.      PAYMENTS AND TAXES

10.1     PAYMENTS

         (a) Subject to Clause 9, all payments to be made by the Company to Burdale under the Finance Documents will be made on or before their due date in Sterling in cleared funds for value not later than 11.00 a.m. on the day in question to the Payment Account.

         (b) If any payment under the Finance Documents would otherwise be due on a day which is not a Business Day, it will be due on the next succeeding Business Day or, if that Business Day falls in the following month, on the preceding Business Day.

         (c) If after receipt by Burdale of any payment of, or proceeds of Collateral applied to the payment of, any of the Company's payment liabilities, Burdale is required to surrender or return such payment or proceeds to any person for any reason, then the payment liabilities intended to be satisfied by such payment or proceeds shall be treated as not having been received by Burdale. The Company shall be liable to pay to Burdale, and indemnifies and holds Burdale harmless for, the amount of any payments or proceeds so surrendered or returned. This Clause 10.1(c) shall remain effective notwithstanding any action which may be taken by Burdale in reliance upon such payment or proceeds and will survive the termination or non-renewal of this Agreement.

10.2     TAXES

         (a) Subject to Clause 10.2(c), all Taxes (other than Tax on the overall net income of Burdale) due in respect of this Agreement or any amounts paid or payable under the Finance Documents will be paid by the Company when due and in any event prior to the date on which penalties attach to such Taxes, and the Company will indemnify Burdale for any cost, loss or liability incurred by Burdale in respect of all such Taxes.

         (b) Subject to Clause 10.2(c), all payments by the Company of any nature under the Finance Documents will be made without regard to any equities between the Company and Burdale and in full and free and clear of, and without any deduction or withholding (whether in respect of set-off, restriction, counterclaim, Taxes or otherwise whatsoever) unless the deduction or withholding is required by law, in which event the Company will:

               (i) ensure that the deduction or withholding does not exceed the minimum amount legally required;

               (ii) subject to paragraph (e) below, pay to Burdale (or procure the payment to Burdale of) an additional amount being the amount required to procure that the aggregate net amount received by Burdale will equal the full amount which would have been received by it had no deduction or withholding been made (including, for the avoidance of doubt, any withholding or deduction on any additional amount paid);

               (iii) pay to the relevant taxation or other authorities within the period for payment permitted by the applicable law such amount as is required to be paid in consequence of the deduction or withholding (including, but without prejudice to the generality of the foregoing, the full amount of any deduction or withholding from any additional amount paid pursuant to paragraph (ii) above) and supply Burdale with written evidence that it has made the appropriate payment; and

               (iv) indemnify Burdale against any costs, loss or liability incurred by it by reason of any failure of the Company to make any deduction or withholding or by reason of any increased payment not being made on the due date for payment.

         (c) If the Company has made an additional payment under Clause 10.2(b) in respect of any Tax and such Tax was not properly or legally been charged or levied then Burdale will, upon the Company's request and at the Company's expense, provide such documents to the Company as it may reasonably request to enable it to contest the imposition of such Tax provided always that the provision of such documents and the contesting of the relevant Tax liability shall have no reasonable likelihood of resulting in any liability for Burdale.

         (d) If the Company has made an additional payment under Clause 10.2(b) in respect of any Tax and Burdale subsequently receives a credit, relief or allowance in respect of that payment then Burdale will, once a year during the term of this Agreement or immediately after the term of this Agreement (if applicable), apply the total amount of such credits, reliefs or allowances to the reduction of the Company's liabilities under the Finance Document in such manner as it thinks fit (provided that (A) such payment to the Company does not result in any additional liability for Burdale, (B) the Company has made all the additional payments due from it under Clause 10.2(b) and (C) the Company has supplied evidence of such payments to Burdale) and thereafter account to the Company for any balance. Burdale will use reasonable endeavours to obtain a tax credit as referred to above provided that it will not be required to seek any such credit if that will result in additional costs or legal or regulatory burdens on it which are deemed by Burdale, in good faith, to be material. Burdale shall have an absolute discretion as to whether to claim any tax credit and if it does claim, the extent, order and manner in which it does so. Burdale shall not be obliged to disclose any information regarding its tax affairs or computations to any other party.

         (e) The Company shall not be liable to pay to Burdale any amount for taxes imposed by the United Kingdom Inland Revenue by virtue of Burdale not being a bank (as defined by section 840A ICTA) for the purposes of Section 349 of ICTA but in such circumstances the remaining provisions of this Clause 10.2 shall apply.

         (f) Where, pursuant to paragraph (e) above, the Company makes a deduction (a "REQUIRED DEDUCTION") in respect of any interest payment to Burdale, the Company shall, on the date on which such interest is due to be paid to Burdale, advance to Burdale an interest free, unsecured loan in an amount equal to the amount of such Required Deduction (an "INTEREST ADVANCE") repayable in accordance with paragraph (g).

         (g) Each Interest Advance shall be repayable by Burdale upon demand by the Company provided that no such demand may be made and Burdale shall be under no obligation to repay any Interest Advance unless:

               (i) the Company provides to Burdale a copy of Form CT61 (or any successor form) in relation to (amongst other things) the Required Deduction (and Burdale shall give all such assistance as may reasonably be necessary to enable the Company to complete such form);

               (ii) the Company provides to Burdale such other documents as are required by Burdale to enable it to obtain a tax credit for the amount of such Required Deduction; and

               (iii) the demand specifies that the relevant Interest Advance is to be repaid by Burdale by it paying the amount of such Interest Advance to the Inland Revenue in or towards satisfaction of the Company's payment obligation to the Inland Revenue with respect to the Required Deduction.

         (h) In the event that the Company receives any written notification from the Inland Revenue requiring it to make payments in respect of any Required Deduction otherwise than in the manner provided for in this Clause 10.2, then the parties shall make such amendments to this Clause 10.2 as may be necessary to comply with the terms of such notification from the Inland Revenue and so far as possible to put the parties in the same position as they would have been had the provisions of paragraphs (g) and (h) above been implemented.

11.      INCREASED COSTS

11.1     INCREASED COSTS

         If the result of any change in or introduction of or change in the interpretation or application of any law, regulation, treaty or official directive or official request (whether or not having the force of law but, if not, being of a type with which Burdale is accustomed to comply) or compliance by Burdale with the same including, without limitation, those relating to Taxation (but not Tax on overall net income of Burdale), or any other form of banking or monetary controls is to:

         (a) increase the cost to Burdale of entering into this Agreement or making or maintaining the Facilities (or any of them) or maintaining any of its commitments under the Finance Documents;

         (b) increase the cost to Burdale of funding or having outstanding any other amount paid out by it under the Finance Documents;

         (c) reduce any amount payable to Burdale under the Finance Documents or the effective return on its capital; or

         (d) result in Burdale making any payment or foregoing any interest or other return on or calculated by reference to any amount received or receivable by it from the Company under the Finance Documents, then and in each such case:

               (i) Burdale will notify the Company in writing and provide to the Company reasonable details of such event promptly upon its becoming aware of the same; and

               (ii) upon demand from time to time by Burdale, the Company will pay to Burdale such amount as is necessary to compensate Burdale for such increased cost (or the proportion of such increased cost as is, in the reasonable opinion of Burdale, attributable to its entering into this Agreement or making or maintaining the Facilities (or any of them) or maintaining any commitment under the Finance Documents), reduction, payment or foregone interest or other return.

11.2     CERTIFICATE CONCLUSIVE

         The certificate of Burdale specifying the amount of compensation payable under Clause 11.1 will, in the absence of manifest error, be conclusive. Burdale will provide calculations in reasonable detail showing the calculation of any such amount, provided that Burdale will not be obliged to reveal any information which is confidential to Burdale.

12.      ILLEGALITY AND MONETARY UNION

12.1     ILLEGALITY

         In the event that any change in or introduction of or change in the interpretation or application of any law, regulation, treaty, or official directive or official request (whether or not having the force of law but, if not, being of a type with which Burdale is accustomed to comply) makes it unlawful (or contrary to such directive or request) in any jurisdiction applicable to Burdale for Burdale to make available or maintain the Facilities (or any of them) or to give effect to its obligations under the Finance Documents, Burdale may give seven Business Days written notice to that effect to the Company whereupon the Facilities will be cancelled and all the provisions of this

         Agreement will apply as if the cancellations or terminations had been a reduction of the Facility Limit to zero pursuant to Clause 6.7.

12.2     EFFECT OF MONETARY UNION

         If the country of any national currency in which any amount is expressed to be payable under this Agreement participates in Economic and Monetary Union in accordance with article 109J of the treaty on European Union, then:

         (a) any amount expressed to be payable under this Agreement in that national currency shall be made in that national currency or in euro as Burdale may, by not less than three Business Days' notice to the Company to that effect, require;

         (b) any amount so required to be paid in euro shall be converted from that national currency at the rate stipulated pursuant to Article 109L(4) of the Treaty on European Union and payment of the amount in euro derived from such conversion shall discharge the obligation of the relevant party to pay such national currency amount in accordance with, and subject to, the Regulation(s) made pursuant to Article 109L(4);

         (c) after consultation with the Company, Burdale shall be entitled to make such amendments to this Agreement as it may reasonably determine to be necessary to take account of monetary union and any consequent changes in market practices (whether as to the settlement or rounding of obligations, the calculation of interest or otherwise howsoever).

         Any amendment so made to this Agreement by Burdale shall be promptly notified to the Company and shall be binding on the Company.

13.      GENERAL REPRESENTATIONS AND WARRANTIES

13.1     ACKNOWLEDGEMENT AND WARRANTIES

         The Company represents and warrants to Burdale that:

         (a) INCORPORATION: It, each other Corporate Obligor and the Guarantor is duly incorporated and validly existing with limited liability in the case of the Corporate Obligors under the laws of England and Wales and in the case of the Guarantor under the laws of Delaware and has the power to own its property and assets and to carry on its business as it is presently conducted;

         (b) DUE AUTHORITY: All necessary corporate, shareholder and other action has been taken and all authorisations and consents have been duly and unconditionally obtained and are in full force and effect and all other things required by the laws of England and Wales and every other applicable jurisdiction have been done, which in each such case are required:

               (i) to authorise each Corporate Obligor and the Guarantor to carry on its business as it is now being conducted;

               (ii) to authorise each Obligor and the Guarantor to execute, deliver and perform its obligations under the Finance Documents to which it is party; and

               (iii) to ensure that the Finance Documents to which each Obligor and the Guarantor is party will, when executed, create legal, valid and binding obligations upon such Obligor or the Guarantor (as the case may be) enforceable in accordance with their terms (subject to laws affecting creditors' rights generally).

         (c)   NO   CONTRAVENTION:   The  execution  and  delivery  of  and  the
               performance by each Obligor and the Guarantor of its obligations under the Finance Documents to which it is party will not:

               (i) contravene or constitute a default under any provision contained in any agreement, instrument, law, judgment, order, licence, permit or consent by which such Obligor or the Guarantor (as the case may be) is or any of the assets of such Obligor or the Guarantor (as the case may be) are bound or affected; or

               (ii)   conflict   with  the   constitutional   documents  of  any
                      Corporate Obligor or the Guarantor.

         (d) LITIGATION: No litigation, arbitration or administrative proceeding or claim which would have by itself or together with any other such proceedings or claims a Material Adverse Effect is current or pending or, to the best of the knowledge of the Company, threatened against any Obligor or the Guarantor or any Obligor's or the Guarantor's assets.

         (e) PARI PASSU: The obligations of each Obligor and the Guarantor under the Finance Documents rank and will rank at least pari passu with all other unsecured, unsubordinated obligations of such Obligor or the Guarantor (as the case may be).

         (f) MATERIAL DISCLOSURES: All information furnished by or on behalf of any Obligor and the Guarantor in writing to Burdale in connection with the Finance Documents is true and correct in all material respects as of the date such information is dated or certified and does not omit any material information and is not misleading. No event or circumstance has occurred which has or could reasonably be expected to have a Material Adverse Effect which has not been fully and accurately disclosed to Burdale.

         (g) INFORMATION: All financial statements and management and other accounts and all other information of whatsoever nature supplied to Burdale in writing by or on behalf of any Obligor or the Guarantor are true and accurate in all material respects and not misleading.

         (h) ENCUMBRANCES: Other than an Encumbrance which does not contravene Clause 14(p), none of the assets of any Corporate Obligor are affected by any Encumbrance and no Corporate Obligor is a party to, nor is it or any of its assets bound by, any order, agreement or  instrument  under  which  such person is, or in certain events may be, required to create, assume or permit to arise any Encumbrance.

         (i) NO GUARANTEES: No Obligor has given any guarantee, indemnity or assurance in respect of financial loss of any kind whatsoever other than to Burdale.

         (j) NO SUBSIDIARIES: The Company does not have any Subsidiaries except as disclosed in writing to Burdale prior to today's date or as consented to by Burdale in accordance with Clause 14(e).

         (k) INSURANCES: Each Corporate Obligor has taken out and there are in full force and effect all insurances (placed with insurers of substance and repute) (i) as would normally be effected by persons carrying on businesses, and having the assets, liabilities and responsibilities, of a similar nature to those of such Corporate Obligor and (ii) as are necessary to comply with the insurance obligations set forth in the Debenture and Clause 14(m) respectively and no Corporate Obligor is aware of any fact or circumstance which might render any of such insurances void or voidable at the option of the insurers.

         (l)   OWNERSHIP OF ASSETS:

               (i) Each Corporate Obligor is the beneficial owner or licensee of all material patents, trademarks, service-marks, logos, design rights, tradenames, trade secrets, know-how, copyrights, licences and other rights with respect to the foregoing (together the "INTELLECTUAL PROPERTY") which are necessary for the operation of its business as presently conducted by it and, to the best of the Company's knowledge, no product, process, method, substance, part or other material currently sold or intended for sale by any Corporate Obligor or employed by any Corporate Obligor infringes the intellectual property of any other person and, to the best of its knowledge, no dispute or litigation is pending or threatened as regards the intellectual property of any Corporate Obligor.

               (ii) The Corporate Obligors are the beneficial owner of all the Collateral free from all Encumbrances (except as permitted by Clause 14(p)) and other third party rights or interests except for hire purchase and lease purchase assets disclosed in writing to and consented to by Burdale and such Collateral is capable of being disposed of by it to Burdale by way of security or otherwise so that good title to it, free of any claim or encumbrance, can be passed to Burdale.

         (m)   DEFAULT: No Event of Default has occurred and is continuing.

         (n) FINANCIAL STATEMENTS: The latest audited financial statements of each Corporate Obligor (i) have been reported upon by its auditors without qualification, (ii) have been prepared in accordance with GAAP as required by Clause 14(f) and give a true and fair view of the results of the operations of such

               Corporate Obligor and its assets and liabilities for the relevant period and of the state of the such Corporate Obligor's affairs at the relevant date, and (iii) in particular, accurately disclose or reserve against all liabilities (actual or contingent), and there has been no change in the assets, financial condition or prospects of such Corporate Obligor since the date of those financial statements such that such Corporate Obligor may reasonably be expected to be unable to perform and comply with any one or more of its material obligations under any of the Finance Documents.

         (o) BANK ACCOUNTS: All the accounts maintained or used by any Corporate Obligor at any bank or financial institution as at the date of this Agreement have been included within the definition of Charged Accounts.

         (p)   VALUATION:

               (i) All information provided by or on behalf of any Obligor to the valuer for the purposes of the Valuation is accurate in all material respects and, to the best of its knowledge and belief after having made all due enquiries, no information has been omitted by it which would make that information misleading in any material respect;

               (ii) To the best of the Company's knowledge and belief and after having made all due enquiries, there has been no change to the information provided pursuant to paragraph
                      (i) above in relation to the Valuation between the dates such information was provided and today's date; and

               (iii) No information has been withheld by it from the valuer which to the best of its knowledge and belief after having made all due enquiries, may be material to the Valuation.

         (q) YEAR 2000 COMPLIANCE: The computer equipment (including peripheral equipment) and/or computer software presently used and/or owned by the Company (together the "SYSTEMS") has the ability properly to recognise and perform its intended function and will not suffer any adverse effect on account of any inability to recognise any date prior to, on or after 31 December 1999 or on account of it treating any date prior to, on or after 31 December 1999 other than as the specific date in question.

13.2     REPETITION

         The representations and warranties in Clauses 8 and 13.1 will be deemed to be repeated by the Company on each date a Request is submitted and on each Utilisation Date and on each date an interest payment is due under the Finance Documents as if made with reference to the facts and circumstances existing on each such date.

14.      GENERAL UNDERTAKINGS

         The Company undertakes to Burdale that:

         (a) PROVISION OF ACCOUNTS AND SHAREHOLDER INFORMATION: The Company will deliver to Burdale, in each case copies certified as true, complete and up-to-date by the finance director of the Company:

               (i) as soon as practicable and in any event within 120 days from the end of each relevant financial year (commencing with the Company's financial year ending immediately after the date of this Agreement), copies of each Corporate Obligor's audited (and consolidated if applicable) accounts for that year prepared in accordance with Clause 14(f) together with copies of any letters from the auditors to management in connection with such accounts;

               (ii) as soon as practicable and in any event within 30 days from the end of each monthly management accounting period and in each case in a format satisfactory to Burdale, full individual and, if applicable, consolidated accounts in each case prepared in Sterling in respect of that period including Stock figures and valuations for that month, a breakdown of the value and identity of preferential creditors for that month and details of all input and output VAT at the end of each VAT Quarter;

               (iii) copies of all notices, circulars, reports and statements sent to any Corporate Obligor's shareholders or creditors generally (or any class of them) at the same time as they are made available to such shareholders or creditors; and

               (iv) such further information relating to the financial condition or operations of it or any Corporate Obligor which Burdale may reasonably require at such time as Burdale may reasonably require it.

               Without prejudice to the foregoing provisions of this Clause 14(a), Burdale will be entitled to monitor the operations (financial and otherwise) of the Corporate Obligors and if so requested every such company will provide such information and afford such assistance to Burdale as it may reasonably require.

         (b)   AUTHORISATIONS:   It  will  ensure  that  the  Obligors  and  the
               Guarantor maintain in full force and effect all relevant authorisations (governmental and otherwise including exchange control authorisations) necessary, and will promptly obtain and procure that all other Obligors and the Guarantor will obtain any further authorisation which may become necessary, to enable any Obligor or the Guarantor (as the case may be) to perform all of the transactions contemplated by the Finance Documents and to carry on its business.

         (c) DEFAULT: It will notify Burdale forthwith upon becoming aware of the occurrence of any Default and will provide Burdale with full details of any steps which it is taking, or is considering taking, in order to remedy or mitigate the effect of the Default.

         (d) AMALGAMATIONS: It will not, and will procure that no Corporate Obligor will, amalgamate, merge or consolidate with or into any
               corporation   or  other   person  or
               be the subject of any reconstruction except with the prior written consent of Burdale.

         (e) NATURE OF BUSINESS AND ACQUIRING SUBSIDIARIES: It will ensure that each of its Subsidiaries is an Obligor and that there is no material change in the nature of its business or the business of any of its Subsidiaries. It will not create or acquire any Subsidiary after today's date except with the prior written consent of Burdale (which consent shall not be unreasonably withheld and which consent may be subject to conditions including, without limitation, a requirement that the relevant Subsidiary becomes an Obligor and grants security to Burdale in a form satisfactory to Burdale but on terms no more onerous than those comprised in the Debenture).

         (f) ACCOUNTING POLICIES AND TAX FILINGS: It will and will ensure that each Corporate Obligor will:

               (i) prepare all accounts and financial information required by Clause 14(a) in a consistent manner, in accordance with GAAP and in compliance with the Companies Act 1985;

               (ii) ensure that all such accounts and financial information present a true and fair view of the financial condition of the relevant Corporate Obligor individually and (where consolidation is required) as a group as a whole

               (iii) promptly file all tax returns and declarations required from it by the United Kingdom Inland Revenue, Customs & Excise and other competent taxation and/or regulatory authorities in the United Kingdom; and

               (iv) duly pay all taxes, contributions and levies lawfully required of it by such authorities.

         (g) DISPOSALS: It will not, and will procure that no Corporate Obligor will, sell, transfer, lease, lend or otherwise dispose of or cease to exercise direct control over the whole or any part of its or their present or future undertakings, assets or revenues and whether by one or a series of transactions whether related or not, save that the restriction contained in this Clause 14(g) will not apply to the following transactions (but without prejudice to the proprietary and security rights conferred upon Burdale under the Debenture):

               (i)    the disposal of Stock in the  ordinary  course of trading;
                      or

               (ii) the application of cash in the purchase or acquisition of goods and services in the ordinary course of trading or in any manner not prohibited by any of the Finance Documents; or

               (iii) the disposal of obsolete assets where the proceeds of sale (if any) are paid into the Blocked Account; or

               (iv) the sale of the Mortgaged Property in existence as at today's date at or above the Initial Valuation where the proceeds of sale are applied first in repayment of the Property Loan and second are paid into the Blocked Account; or

               (v) any disposal of any Equipment on arms length terms the proceeds of which do not exceed(pound)5,000 PROVIDED THAT:

                      (1) such proceeds, when aggregated with the proceeds of all other such disposals permitted by this sub-clause (v), do not at any time exceed (pound)50,000 during the next succeeding twelve month period; and

                      (2) all such proceeds of sale are paid into the Blocked Account.

               (vi) any disposal in respect of which Burdale has given its prior written consent.

         (h) ACQUISITIONS: It will not, and will procure that no Corporate Obligor will, except in the ordinary course of trade acquire any business, undertaking or assets of any kind whatsoever save as permitted by Clause 14(d).

         (i) INTRA-GROUP ARRANGEMENTS: It will not, and will procure that no Corporate Obligor will, without obtaining Burdale's prior written consent:

               (i) pay any dividend or make any other distribution of any of its assets to its shareholders or any of them or prepay any inter-company indebtedness borrowed from any member of the Company's group; or

               (ii) pay any other moneys, whether by way of interest, management fees or otherwise howsoever, to any affiliate, subsidiary or any shareholder, director or employee except for payments in the ordinary course of, and pursuant to the reasonable requirements of, trading and on arms length commercial terms; or

               (iii)  redeem any of its ordinary or preference share capital.

         (j) AUDITS BY BURDALE: It will permit Burdale or its appointed representatives or agents at the Company's expense to conduct an audit of its financial records, systems and forecasts on a quarterly basis or, following a Default at more frequent intervals as Burdale may stipulate and will afford all co-operation to Burdale and its representatives or agents to enable such audit to take place.

         (k)   INCURRING INDEBTEDNESS:

               (i) LOANS: It will not, and will procure that no Corporate Obligor will, enter into or have outstanding any arrangements whatsoever with any bank or financial institution (other than Burdale) or corporation or other person for the provision to it or any Corporate Obligor of any loan or other form of financial accommodation except for (A) normal trade credit granted to it in the ordinary course of its trade and (B) Financial Indebtedness incurred in respect of equipment, vehicle and operating leases and hire purchase transactions entered into in the ordinary course of its trade where the total value of such leases and transactions for the Corporate Obligors as a whole does not exceed the (pound)50,000 at any one time PROVIDED
                      THAT:

                      (1) in the case of Financial Indebtedness under (B) above, the relevant Corporate Obligor may only make regularly scheduled payments of principal and interest in respect of such indebtedness in accordance with the terms of the agreement or instrument evidencing or giving rise to such indebtedness as in effect on today's date;

                      (2) in the case of Financial Indebtedness under (B) above, the relevant Corporate Obligor shall not, directly or indirectly (I) amend, modify, alter or change the terms of such indebtedness or any agreement, document or instrument relating to it as in effect on today's date or (II) redeem, retire, defease, purchase or otherwise acquire such indebtedness, or set aside or otherwise deposit or invest any sums for such purpose; and

                      (3) in each case, the relevant Corporate Obligor shall furnish to Burdale all notices or demands in connection with such indebtedness either received by the relevant Corporate Obligor or on its behalf, promptly after receipt, or sent by the relevant Corporate Obligor or on its behalf, concurrently with sending, as the case may be.

               (II) MAKING LOANS: It will not, and will procure that no Corporate Obligor will, make any loans or financial accommodation available to any person except for the grant of normal trade credit in the ordinary course of its trade; and

               (III) BANK ACCOUNTS: It will not, and will procure that no Corporate Obligor will, open or maintain any account of any type with any bank or financial institution providing like services other than the Charged Accounts.

         (l) NO GUARANTEES: It will not, and will procure that no Corporate Obligor will, give any guarantee, indemnity or assurance against financial loss of any kind whatsoever provided that it may give an indemnity or assurance in the ordinary course if its trade where such indemnity or assurance is not, or is not in respect of, Financial Indebtedness.

         (m) INSURANCE: It will, and will procure that each Corporate Obligor will:

               (i) observe and perform all obligations as to insurance imposed upon it in a lease relating to any of the Property and supply to Burdale such proof as it may reasonably require that it has so complied and will apply any sums received pursuant to such insurance as required by any relevant lease;

               (ii) as regards all its assets and property of any kind and businesses arrange and maintain in full force and effect insurances (including consequential loss, business interruption and public liability and damage and other insurances usually maintained by companies carrying on the same type of business as its own business) with such insurers as Burdale approves and on such terms (including a requirement that the relevant insurer must give at least 30 days' prior written notice to Burdale of any cancellation or reduction of insurance cover) and in such amounts as Burdale may reasonably require and is customary for an enterprise engaged in the same or similar business and in the same or similar localities and against such risks as Burdale shall reasonably request and will procure that Burdale's interest is noted on all policies relating to insurances so arranged in such manner as Burdale may in its absolute discretion require and, as regards all policies relating to the Collateral, will use all reasonable endeavours to ensure that Burdale is named as sole loss payee (but without having any obligation for premiums) and as joint insured in relation to all those policies ensure that every policy of insurance contains a standard mortgagee clause, whereby such insurance will not be invalidated, vitiated or avoided as against a mortgagee in the event of any misrepresentation, act, neglect or failure to disclose on the part of the insured provided that where the insurers will not agree such terms, terms acceptable to Burdale in Burdale's absolute discretion are agreed and will supply to Burdale copies of all such policies of insurance and all endorsements and renewals of such policies;

               (iii) duly and punctually pay all premiums in respect of insurances required to be arranged and/or maintained in accordance with this Clause 14(m) and not do or omit to do any act, matter or thing whereby any such insurance may be or becomes void or voidable at the option of the insurers or settle any claim in respect of those insurances without the prior written consent of Burdale, such consent not to be unreasonably withheld or delayed;

               (iv) it shall comply with, enforce and not waive, release, terminate or vary (or agree so to do) any obligations arising under all policies of insurance and in particular, but without limitation, it shall notify Burdale immediately upon receiving notice from any insurer that the details of any insurance policy are to change in any way and upon receiving notice from any insurer terminating any insurance policies;

               (v) in the event that it receives from any insurer notice that such insurer is terminating any insurance policy, the Company shall use all reasonable endeavours to enter into an agreement on substantially the same terms as those contained in the original insurance policy with such other insurer as approved by Burdale and to the extent that the same terms or substantially the same terms are not available from the insurer, such terms as are acceptable to Burdale in its absolute discretion, to take effect on or before the expiry of such notice and shall use all reasonable endeavours to procure that such insurer gives to Burdale such acknowledgements and undertakings in relation to this Deed as Burdale may in its absolute discretion require;

               (vi) indemnify Burdale fully forthwith at a minimum of the Daily Rate upon demand for any and all costs and expenses incurred by Burdale from time to time in obtaining from time to time a report or reports or an audit or audits on the adequacy of the insurances referred to in Clause 14(m)(ii) above from an insurance adviser appointed by Burdale;

               (vii) produce to Burdale on request copies of all policies and all receipts for the current premiums with respect to the insurance; and

               (viii) immediately give notice to Burdale of any occurrence which gives rise, or might give rise, to a claim under any policy of insurance.

               If the Company at any time fails to perform any of its obligations contained in this Clause, Burdale may effect or renew such insurance as Burdale thinks fit and the Company shall reimburse Burdale for the costs thereby incurred on demand.

         (n)   INSURANCE MONIES:

               (i) The Company shall apply all monies received by virtue of any insurance relating to the whole or any part of the Collateral in making good, or in recouping expenditure incurred in making good, any loss or damage or, if Burdale in its discretion so requires, towards discharge of the Company's liabilities under the Finance Documents.

               (ii) The Company shall ensure that all such monies as are referred to in Clause 14(n)(i) which are not paid directly by the insurers to Burdale shall be held by the recipient upon trust for Burdale and be applied by the Company in accordance with Clause 14(n)(i).

         (o) MATERIAL ADVERSE EFFECT: It will notify Burdale forthwith upon becoming aware of the occurrence of any event which constitutes or could reasonably be expected to produce a Material Adverse Effect.

         (p) NEGATIVE PLEDGE: It will not, and will procure that no Corporate Obligor will, create or permit to subsist any Encumbrance on the whole or any part of the present or future assets, property or undertaking (including, without limitation, the Collateral) of itself or any such Corporate Obligor, except for the following:

               (i) liens securing obligations which arise by operation of law in the ordinary course of trading of the relevant entity and which are not more than 30 days overdue;

               (ii) Encumbrances arising out of title retention provisions in a supplier's terms and conditions of supply of goods acquired in the ordinary course of business and which are specified in Schedule 3 Part I or which are otherwise notified to Burdale and consented to by it; and

               (iii)  Encumbrances arising under the Finance Documents.

         (q) TRANSACTIONS SIMILAR TO SECURITY: Except with the prior written consent of Burdale, it will not, and will procure that no Corporate Obligor will:

               (i) sell or otherwise dispose of a significant portion of its Collateral on terms whereby such Collateral is or may be leased to or re-acquired or acquired by it or any Corporate Obligor or any of their respective related entities; or

               (ii) sell, charge, factor, discount, assign or otherwise dispose of any of its Receivables or purport to do so other than in favour of Burdale,

               but   any   transaction   which  is  expressly  permitted  by the
               exceptions to Clause 14(p) will not, for the avoidance of doubt, be prohibited by this Clause 14(q).

         (r) MAINTENANCE OF STATUS AND FRANCHISES: It will, and will procure that each Corporate Obligor will:

               (i) do all such things as are necessary to maintain its corporate existence; and

               (ii) ensure that it has the right and is duly qualified to conduct its business as it is conducted in all jurisdictions in which it operates and will obtain and maintain all franchises and rights necessary for the conduct of its business.

         (s) FINANCIAL YEAR END AND CHANGE OF AUDITORS: Except with the prior written consent of Burdale, it will not alter its financial year end from that applicable at the date of this Agreement and it will procure at all times a firm of auditors which is acceptable to Burdale.

         (t) TAXES: It will promptly pay all Taxes as and when they fall due (other than in circumstances where such Taxes are the subject of a dispute being carried on properly and in good faith by the Company where written details of such dispute have been supplied to Burdale (if requested, Burdale having been notified of the dispute) or, in the case of PAYE and National Insurance contributions, within any permitted grace period or, in the case of any other taxes, in accordance with any other arrangements agreed with the Inland Revenue or other taxing authority.

         (u) RETENTION OF TITLE: It will promptly inform Burdale in writing if any creditor of the Company or any Corporate Obligor imposes retention of title provisions as part of its conditions of supply to the Company or such Corporate Obligor.

         (v) CHANGE OF NAME: It will not change its name without giving Burdale 30 days' prior written notice of the proposed new name and will supply a copy of the relevant certificate of incorporation on change of name to Burdale as soon as it becomes available.

         (w) NEW COLLATERAL LOCATIONS: It will not (and will procure that no Corporate Obligor will) open any new location within the United Kingdom without giving Burdale 30 days' prior written notice of the new location and executing and delivering to Burdale such access agreements, landlord waivers and other documents as Burdale may reasonably require in order to protect its interest in the Collateral.

         (x)   STAMP  DUTY:  It will  promptly  pay any  liability  incurred  in respect of any stamp, registration and similar Tax which is or becomes payable in connection with the entry into, registration, performance, enforcement or admissibility in evidence of any Finance Document and/or any amendment, supplement or waiver of any Finance Document. In the event of any breach of this warranty the Company shall immediately pay to Burdale by way of liquidated damages the amount of any liability that Burdale may incur as a result of or by reference to the Company's delay in paying or omission to pay any such Tax.

         (y) MINIMUM NET WORTH: Consolidated Tangible Net Worth shall not be less than (pound)900,000.

15.      EVENTS OF DEFAULT

15.1     DEFAULT

         Each of the events specified below constitutes an Event of Default:

         (a) PAYMENT DEFAULT: Any Obligor or the Guarantor fails to pay on its due date any amount payable by it under the Finance Documents at the place and in the currency in which it is expressed to be payable or, where such failure is due to a technical or administrative failure within the banking system (which is not attributable to the relevant Obligor or the Guarantor (as the case may be)), within two Business Days of such due date.

         (b)   BREACH OF OTHER OBLIGATIONS:

               (i) Any Obligor fails to observe or perform any of its obligations or undertakings under, or there is a breach of any of Clauses 14(k), 14(m), 14(n) or 14(p).

               (ii) Any Obligor or the Guarantor fails to observe or perform any of its obligations or undertakings under any of the Finance Documents (other than those referred to in Clause 15.1(a) or 15.1(b)(i)) and, where such failure is capable of remedy, such Obligor or the Guarantor (as the case may be) fails to remedy the same within ten Business Days of the Company becoming aware of such breach.

         (c) MISREPRESENTATION: Any representation or warranty made or repeated in connection with any Finance Document or delivered by or for any Obligor or the Guarantor under or in connection with any Finance Document is incorrect in any material respect.

         (d) INVALIDITY: Any provision of any of the Finance Documents is not, or is alleged by any Obligor or the Guarantor not to be binding on or enforceable against any Obligor or the Guarantor or effective to create any security intended to be created by it.

         (e)   CROSS-DEFAULT:

               (i)    Any    Financial     Indebtedness     of    any    Obligor
                      exceeding(pound)50,000   (or  its   equivalent   in  other
                      currencies) in aggregate is not paid when due.

               (ii) An event of default howsoever described occurs under any document relating to Financial Indebtedness of any Obligor exceeding (pound)50,000 (or its equivalent in other currencies).

               (iii) Any Encumbrance securing Financial Indebtedness over any asset of any Obligor becomes enforceable.

               (iv)   An amount  exceeding  (pound)50,000  in aggregate  owed to trade creditors of the Company remains outstanding following the expiry of any relevant customary trade credit period.

         (f) CREDITORS' PROCESS: Any attachment, sequestration, distress or execution affects any asset of any Obligor and is not discharged within 14 days.

         (g)   APPOINTMENT OF RECEIVERS AND MANAGERS:

               (i) Any liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator or the like is appointed in respect of any Obligor or the Guarantor or any part of its assets.

               (ii) The directors of any Corporate Obligor or the Guarantor request the appointment of a liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator or the like.

               (iii) Any other steps are taken to enforce any  Encumbrance  over any part of the assets of any Obligor or the Guarantor.

         (h)   INSOLVENCY:

               (i) Any Obligor or the Guarantor is, or is deemed for the purposes of any law to be, unable to pay its debts as they fall due or to be insolvent, or admits inability to pay its debts as they fall due.

               (ii) Any Obligor or the Guarantor suspends making payments on all or any class of its debts or announces an intention to do so, or a moratorium is declared in respect of any of its indebtedness.

               (iii) Any  Obligor  or the  Guarantor,  by  reason  of  financial difficulties, begins negotiations with one or more of its creditors with a view to the readjustment or rescheduling of any of its indebtedness.

         (i)   INSOLVENCY PROCEEDINGS:

               (i) Any step (including petition, proposal or convening a meeting) is taken with a view to a composition, assignment or arrangement with any creditors of any Obligor or the Guarantor.

               (ii) A meeting of any Corporate Obligor or the Guarantor is convened for the purpose of considering any resolution for (or to petition for) its winding-up or for its administration or any such resolution is passed.

               (iii) Any person  presents a petition for the  winding-up  or for the administration or for the bankruptcy of any Obligor or the Guarantor unless (other than in the case of a petition for administration) the relevant Obligor or the Guarantor (as the case may be) can demonstrate to the satisfaction of Burdale (acting reasonably) that the relevant petition is frivolous, vexatious or an abuse of process of the court or that it relates to a claim to which the relevant Obligor or the Guarantor (as the case may be) has a good defence which it is diligently pursuing.

               (iv) An order for the winding-up or administration or bankruptcy of any Obligor or the Guarantor is made.

               (v) Any other step (including petition, proposal or convening a meeting) is taken with a view to the rehabilitation, administration, custodianship, liquidation, winding-up, dissolution or bankruptcy of any Obligor or the Guarantor or any other insolvency or analogous proceedings involving any such person unless, in the case of a petition (other than in the case of a petition for administration) the relevant Obligor or the Guarantor (as the case may be) can demonstrate to the satisfaction of Burdale (acting reasonably) that the relevant petition is frivolous, vexatious or an abuse of process of the court or that it relates to a claim to which the relevant Obligor or the Guarantor (as the case may be) has a good defence which it is diligently pursuing.

         (j) LIKE PROCEEDINGS: There occurs, in relation to any Obligor or the Guarantor, any event anywhere which, in the opinion of Burdale, appears to correspond with any of those mentioned in paragraphs
               (f), (g), (h) or (i) above.

         (k) CESSATION OF BUSINESS: Any Corporate Obligor or the Guarantor ceases, or threatens to cease, to carry on all or a substantial part of its business.

         (l) AUTHORISATIONS: Any authorisation, approval, consent, licence, exemption, filing, registration or notarisation or other requirement necessary to enable any Obligor or the Guarantor to comply with any of its obligations under the Finance Documents or for Burdale to enter into this Agreement and make available and/or maintain the Facilities or any of them is revoked or withheld or does not remain in full force and effect or is materially and adversely modified.

         (m) SEIZURE: The conduct of the business of any Corporate Obligor is wholly or substantially curtailed by any seizure or intervention by or on behalf of any authority.

         (n) UNLAWFULNESS: It is or becomes unlawful for any Obligor or the Guarantor to perform any of its obligations under the Finance Documents.

         (o) CHANGE OF CONTROL: Any single person or group of persons acting in concert (as defined in the City Code on Takeovers and Mergers) not having control of the Company directly or indirectly as at today's date, acquires or agrees to acquire control (as defined in Section 416 of the Income and Corporation Taxes Act 1988) of the Company.

         (p) MATERIAL ADVERSE EFFECT: An event or series of events occurs which in Burdale's reasonable opinion constitutes or could reasonably be expected to constitute a Material Adverse Effect.

         (q)   CHARGED ACCOUNT ARRANGEMENTS:

               (i) Any Account Bank repudiates or purports to terminate the arrangements set out in the Debenture unless, in relation to an Other Account, the Company has within 15 Business Days of such repudiation or purported termination closed the relevant Other Account and opened another account with a bank which has been given and has acknowledged all notices required by the Debenture; or

               (ii) A cash-sweep or payment required to be made by any Account Bank under any Finance Document from a Charged Account is not made in the amount and manner required; or

               (iii) The Company has not, prior to 31st January 2000, closed all Other Accounts at HSBC Bank plc (or any member of the HSBC group, including without limitation, Midland Bank
                      PLC) and opened replacement bank accounts with a bank which is satisfactory to Burdale and such bank has been given and has acknowledged all notices required by the Debenture.

15.2     ACTION ON DEFAULT

         Upon the occurrence of any Event of Default and whilst the same is continuing, and without prejudice to any of Burdale's rights under this Agreement, Burdale may, by notice to the Company:

         (a)   declare that an Event of Default has occurred; and/or

         (b) declare that the Facilities or any of them shall be cancelled, whereupon the Facilities or such of them (as the case may be) shall be so cancelled and all fees (including without limitation pursuant to Clause 6.7(b)) payable in relation to the Facilities or such of them (as the case may be) shall become immediately due and payable; and/or

         (c) declare that some or all of the Loans, together with accrued interest and all other amounts accrued, be immediately due and payable, whereupon they shall become immediately due and payable; and/or

         (d) declare that some or all of the Loans, together with accrued interest and all other amounts accrued, be payable on demand, whereupon they shall immediately become payable on demand (and in the event of any such demand those Loans, such interest and such other amounts shall be immediately due and payable); and/or

         (e) declare that the Company shall forthwith pay or procure the payment to Burdale of a sufficient sum to cover the amount of all Outstanding Purchase Price and/or any contingent obligations of Burdale under any outstanding L/Cs and/or any contingent obligation of Burdale under any Forex Transaction, whereupon the same shall become immediately due and payable and, once paid, shall be held by Burdale in an interest bearing account for application against such Outstanding Purchase Price or contingent obligation (as the case may be), provided that any sum remaining after settling such payments shall be applied first in settlement of any other amounts then due and payable to Burdale under the Finance Documents and, subject to that, any balance shall be promptly repaid to the Company or other person entitled to the balance.

15.3     APPOINTMENT OF INSOLVENCY OFFICER

         If any liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator or any other insolvency officer is appointed in respect of any Obligor or any part of its assets (whether on the application or with the consent of Burdale or otherwise) then Burdale may (with or without it first having exercised any of its other rights under the Finance Documents), by notice to the Company, declare that the fee specified in Clause 6.7(b) be immediately due and payable or, at Burdale's option, payable upon demand as if the Facility Limit at such time had been reduced to zero, whereupon such fee shall become immediately due and payable or payable on demand (as the case may be).

16.      COSTS, EXPENSES AND FEES

16.1     INITIAL AND GENERAL COSTS

         The Company shall pay to Burdale on demand the amount of all costs and expenses (including legal fees and VAT) incurred by it:

         (a) in the negotiation, preparation, printing and execution of the Finance Documents (including any Finance Documents executed after today's date);

         (b) in relation to any amendment, waiver, consent or suspension of rights requested by or on behalf of any Obligor relating to a Finance Document;

         (c) in remitting loan proceeds, collecting cheques and other items of payment, and establishing and maintaining the Charged Accounts, together with Burdale's associated and customary charges and fees;

         (d) as out-of-pocket expenses and costs from time to time (including prior to today's date) during the course of periodic field examinations of the Collateral and the Company's operations, plus a daily charge at the Daily Rate for Burdale's examiners in the field and office for up to four such periodic field examinations in any 12 month period prior to a Default and for any other or additional field examinations on and after the occurrence of a Default.

16.2     VALUATIONS

         (a)   Immediately upon demand, the Company shall pay the costs of:

               (i)    the Initial Valuation; and

               (ii)   any Valuation under Clause 16.2(b).

         (b)   Burdale may request a Valuation:

               (i)    once in each period of 12 months commencing  today's date;
                      and

               (ii)   at any time if a Default is outstanding.

         (c) Burdale may also call for a Valuation at any time at its own cost.

16.3     ENFORCEMENT COSTS

         The Company shall pay to Burdale on demand the amount of all costs and expenses (including legal fees and VAT) incurred by it in:

         (a) the enforcement of, or the preservation of any rights under, any Finance Document; or

         (b)   investigating any Default.

16.4     FEES

         (a) FACILITY FEE: The Company will pay to Burdale today a facility fee equal to 1% on the amount of the Facility Limit.

         (b) ANNUAL FEE: The Company will pay to Burdale on each anniversary of today's date an annual fee of(pound)13,200.

         (c) COMMITMENT FEE: The Company will pay to Burdale a commitment fee computed at the rate of 0.375% on the daily undrawn/unutilised balance of the Facility Limit. Accrued Commitment Fee shall be payable monthly in arrears from today's date and also on the date on which all the Facilities are terminated. Commitment fee shall accrue from day to day and be calculated on the basis of a 365 day year and for the actual number of days elapsed.

         (d) MONITORING FEE: The Company will pay to Burdale a monitoring fee of(pound)3,500 quarterly in advance with the first payment to be made on today's date.

         (e) L/C FEE: The Company will pay to Burdale a fee equal to 0.25% per month on the face amount of each L/C issued at the Company's request in respect of the period between the date of issue of the L/C and the End Date of such L/C. The fee shall be calculated on the basis of a 365 day year and shall be paid monthly in arrears and on the End Date of such L/C.

17.      INDEMNITIES

17.1     CURRENCY INDEMNITY

         If any amount payable by any Obligor under or in connection with any of the Finance Documents is received by Burdale in a currency other than that agreed to be payable under the Finance Documents, whether as a result of any judgment or order or other enforcement, the liquidation or bankruptcy of any Obligor or otherwise howsoever and the amount produced by converting the currency so received into the agreed currency is less than the relevant amount of the agreed currency, then the Company will as an independent obligation indemnify Burdale for the deficiency and any loss sustained as a result. Such conversion will be made at the Exchange Rate, on such date and in such market as is determined by Burdale as being most favourable for such conversion. The Company will in addition pay the costs of such conversion.

17.2     FOREIGN EXCHANGE INDEMNITY

         The Company will indemnify and hold Burdale harmless from and against any and all losses, claims, damages, liabilities, costs and expenses which Burdale may suffer or incur in connection with any Forex Transaction and any documents, drafts or financial information relating to such Forex Transaction, including, but not limited to, any losses, claims, damages, liabilities, costs and expenses due to any action taken by any counterparty with respect to any Forex Transaction, except for any such losses, claims, damages, liabilities, costs and expenses suffered or incurred by Burdale as a result of its gross negligence or wilful misconduct as determined pursuant to a final non-appealable order of a court of competent jurisdiction. The Company assumes all risks with respect to the acts or omissions of any counterparty to any Forex Transaction and for such purposes the counterparty will be deemed the Company's agent. The Company assumes all risks for, and agrees to pay, all foreign and local taxes, duties and levies relating to any transaction pursuant to the Forex Transactions or any documents, drafts or financial information relating to such Forex Transaction. The Company releases and holds Burdale harmless from and against any acts, waivers, errors, delays or omissions, whether caused by the Company, by any counterparty or otherwise with respect to or relating to any Forex Transaction. The provisions of this Clause 17.2 will survive the discharge of the liabilities of the Obligors under the Finance Documents.

17.3     OTHER INDEMNITIES

         The Company will indemnify Burdale on demand against any loss or liability which Burdale incurs as a result of:

         (a)   the occurrence of any Default;

         (b) any payment of principal or other amount being received from any source otherwise than on its due date under this Agreement;

         (c)   any   Utilisation  not  being  effected  after  the  Company  has delivered a Request in respect of such Utilisation other than as a result of Burdale's negligence or default;

         (d) any prepayment or provision of cash collateral by the Company not being made in accordance with the terms of this Agreement;

         (e) the issue of the letter of credit or guarantee by First Union Corporation referred to in sub-clause (e) of the definition of "AVAILABILITY RESERVE" in Clause 1.1 of this Agreement.

         In each case the Company's liability includes (without limitation) any loss of margin or anticipated profits or other loss or expense on account of funds borrowed, contracted for or utilised to fund any amount payable under any Finance Document and on account of any security given by Burdale in relation to those funds and in relation to any amount repaid or prepaid in relation to any Finance Document.

17.4     STAMP DUTY

         Immediately upon demand, the Company shall pay and indemnify Burdale against any liability it incurs for any stamp, registration or similar tax or duty (and any applicable penalties) which is or becomes payable because of the entry into, performance or enforcement of any Finance Document.

17.5     GENERAL PROVISIONS REGARDING INDEMNITIES

         The following provisions apply to each of the indemnities contained in Clauses 17.1 to 17.4 inclusive (the "INDEMNITIES"):

         (a) Each of the Indemnities will remain in full force and effect until such time as all amounts to which such Indemnities are expressed to relate have been paid in full. The Indemnities are additional to and not instead of any security or other guarantee or indemnity at any time existing in favour of any person.

         (b) Any settlement or discharge of any claim under any of the Indemnities will be conditional upon no payment made under the Indemnities being avoided or set aside or ordered to be refunded by virtue of any provision of any enactment relating to bankruptcy, insolvency or liquidation.

         (c) The obligations arising under the Indemnities will not be impaired by any circumstances which but for this provision would impair such obligations including:

               (i) any time, indulgence, concession, releases, discharges, renewals, waivers or consents at any time or from time to time given to any person;

               (ii) any amendment, waiver or alteration made in respect of any Finance Document;

               (iii) the making or absence of any demand on any person for payment or performance of any obligations, and the application of any monies at any time received from any person;

               (iv) the enforcement, perfection or protection of or absence of enforcement, perfection or protection of any security, guarantee or undertaking;

               (v) the release, taking, giving or abstaining from taking of any security, guarantee or undertaking;

               (vi) the winding-up, insolvency, amalgamation, merger or consolidation of or the making of any arrangement or composition with or for the benefit of creditors by any person (or the commencement of any of the foregoing);

               (vii) the illegality, invalidity or unenforceability of or any defect in any provision of any Finance Document or any liabilities or obligations created or expressed to be created under any Finance Document; or

               (viii) any person  ceasing or  refraining  from giving  credit or making loans or advances to, accepting composition from or otherwise dealing with any person or any security, guarantee or undertaking.

         (d) The Company will not by virtue of any payment made under the Indemnities claim any right of subrogation, contribution or indemnity against any person for so long as any sum remains payable or capable of becoming payable under this Agreement or any of the other Finance Documents.

18.      EVIDENCE OF INDEBTEDNESS

         In any proceedings relating to any Finance Document a statement as to any amount due to Burdale under this Agreement which is certified as being correct by an officer of Burdale will in the absence of manifest error be conclusive evidence that such amount is in fact due and payable.

19.      NOTICES

19.1     DELIVERY AND RECEIPT

         All notices pertaining to this Agreement shall be given in writing or facsimile and shall be deemed to be given as follows:

         (a)   if in writing, when delivered; and

         (b)   if by facsimile, when received,

         save that any notice delivered or received on a non-working day or after business hours shall be deemed to be given on the next working day at the place of delivery or receipt.

19.2     ADDRESSES

         (a)   The Company's address and facsimile number for notices are:

               76 Bilton Way
               Enfield
               Middlesex
               EN3 7EP

               Facsimile no:                     0208 443 8750
               For the attention of:             Finance Director

               or such as the Company may notify to Burdale by not less than 10 days' notice.

         (b)   Burdale's address and facsimile number for notices are:

               53 Queen Anne Street
               London W1M 0HP

               Facsimile no:                     0171 935 5445
               For the attention of:             Company Secretary

               or such as Burdale may notify to the Company by not less than 10 days' notice.

20.      WAIVER, REMEDIES CUMULATIVE

         The rights of Burdale under the Finance Documents:

         (a)   may be exercised as often as necessary;

         (b) are cumulative and not exclusive of its rights under the general law; and

         (c)   may be waived only in writing and specifically.

         Delay in exercising or non-exercise of any right shall not be deemed to be a waiver of that right.

21.      INVALIDITY

         If any of the provisions of this Agreement become invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired.

22.      ASSIGNMENT AND PARTICIPATION

22.1     ASSIGNMENT

         The Finance Documents shall be binding upon and inure to the benefit of and be enforceable by Burdale, the Company and their respective successors and assigns, except that the Company may not assign its rights under any Finance Document. Burdale may, after notice to the Company, assign its rights and delegate any or all of its obligations under the Finance Documents.

22.2     TRANSFER BY BURDALE

         Burdale may at any time assign, transfer or offer participations in all or a proportion of all its rights and obligations under the Finance Documents to any Qualifying Lender provided that on an assignment, novation or transfer to a bank (as defined by section 840A ICTA) for the purpose of section 349 ICTA, the provisions of Clauses 10.2(f), (g) and (h) shall not apply.

23.      GOVERNING LAW AND JURISDICTION

23.1     GOVERNING LAW

         This Agreement will be governed by and construed in accordance with English law.

23.2     JURISDICTION

         For the benefit of Burdale, the Company irrevocably agrees that the courts of England will have non-exclusive jurisdiction to settle any disputes which may arise out of or in connection with this Agreement and that accordingly any suit, action or proceeding arising out of or in connection with this Agreement may be brought in such courts.

23.3     PROCESS AGENT

         For the benefit of Burdale, the Company irrevocably accepts its appointment as the Guarantor's agent for service of process pursuant to the terms of the Guarantee.

24.      GOODS AND DOCUMENTS

24.1     PLEDGE

         All Goods and Documents are hereby and shall upon despatch from the supplier of any Goods be deemed to be pledged by the Company to Burdale and the Goods and the proceeds of all insurances in relation to them and all sales of them and all of the

         Company's rights as unpaid seller of them shall be a continuing security for the payment and discharge in full of all of the obligations of the Company under the Finance Documents.

24.2     PERFECTION OF PLEDGE

         Burdale shall be entitled at its option to obtain possession of the Goods in order to perfect the pledge made by Clause 24.1 and in this regard the Company assigns to Burdale its right, title and interest in and to the Documents and all claims and rights arising from them and the Company irrevocably and unconditionally authorises Burdale to do all such things as may be necessary to clear the Goods, take possession of them and realise the Goods in reduction of the Company's indebtedness to Burdale and in this regard the Company irrevocably appoints Burdale acting through any one of Burdale's directors as the Company's agent to sign all such documents and do all such things on the Company's behalf as may be necessary to give effect to the provisions of this Clause 24.2.

24.3     TRUST RECEIPTS

         The Goods and the Documents shall only be released to the Company by Burdale against receipt by Burdale of a duly executed trust receipt from the Company in Burdale's standard form (from time to time) and if, for any reason, no such trust receipt is executed by the Company in respect of any Goods or Documents, such Goods or Documents shall be deemed to be subject to a trust receipt in such form.

24.4     SEPARATION

         The Company undertakes to keep the Documents and the Goods separate and distinct from any other bills of lading, documents of title or goods.

25.      DISCLOSURE OF INFORMATION

         Burdale may disclose to any person with whom it is proposing to enter into (or has entered into) any kind of assignment or transfer in relation to this Agreement any information concerning the Company as Burdale may in its discretion think fit, and may advertise or publicise in such publications and to such persons as Burdale may in its discretion think fit such particulars of this transaction as Burdale may in its absolute discretion deem appropriate.

26.      COUNTERPARTS

         This Agreement may be executed in any number of counterparts and all of such counterparts taken together will be deemed to constitute one and the same instrument.

This Agreement has been entered into on the date stated at the beginning of the Agreement.

                                   SCHEDULE 1
                              CONDITIONS PRECEDENT
                                     PART I

AUTHORISATIONS

1. A certified copy of the memorandum and articles of association and certificate of incorporation and all certificates of incorporation on change of name (or any equivalent constitutional documents) of each Corporate Obligor and the Guarantor.

2. A certified copy of a resolution of the board of directors of each Corporate Obligor and the Guarantor approving each of the Finance Documents to which it is a party and the transactions contemplated by each of such Finance Documents and authorising a specified person or persons to execute each of the Finance Documents (as a deed where necessary) and to give all notices, requests, instructions, certificates and other documents to Burdale in connection with such Finance Documents.

3. A director's certificate executed by a director of each Corporate Obligor and the Guarantor:

           (a) certifying that all corporate action of such Corporate Obligor or the Guarantor (as the case may be) required to enable it to enter into, execute and perform each of the Finance Documents to which it is a party and to authorise the transactions contemplated therein has been taken;

           (b) setting out the specimen signatures of those persons referred to in 2 above; and

           (c) certifying that utilisation of the Facility Limit would not cause any borrowing limit binding on it to be exceeded.

4. A certified copy of all other resolutions, authorisations, approvals, consents and licences (corporate, official or otherwise (including exchange control consents)) necessary or desirable for the entry into and performance of the Finance Documents to which each Obligor and the Guarantor is party and/or for the enforceability and validity of such Finance Documents.

5.         A telephone and facsimile indemnity.

DOCUMENTS AND SECURITY

6.         The Finance  Documents duly executed by each party to them (excluding
           Burdale).

7. A certified copy of each notice required to be despatched pursuant to the Debenture.

8. Acknowledgements from all recipients of the notices referred to in 7 above as required by the Debenture or agreement by the relevant recipient of the form of acknowledgement to be given by it.

9. Evidence of the level and extent of the insurance of the Company and that Burdale is stated as loss payee and joint insured and that the insurance policies comply with the requirements of the Finance Documents.

10. Details of the amounts standing to the credit of each Charged Account as at, or immediately prior to, today's date.

WAIVERS AND CONSENTS

11. All waivers, releases, terminations and other documents as Burdale may request to evidence and effect the termination of any existing financing arrangements of each Corporate Obligor with any other lender and the termination and release by any such other lenders of any and all of its/their interests pursuant to their financing arrangements with each Corporate Obligor.

12. All consents, waivers, acknowledgements and other agreements from third persons which Burdale may deem necessary or desirable in order to permit, protect and perfect the security interests granted by the Corporate Obligors to Burdale including, without limitation, waivers by lessors, owners or mortgagees, processors, warehousers or consignees of any security interests, or other claims which such persons may have in relation to the Collateral.

AVAILABILITY LIMIT INFORMATION

13. A schedule of Receivables and all such other information as Burdale requires pursuant to Clause 4 in order to determine the amount of Eligible Receivables as at today's date.

14. Such information as Burdale may require in order to determine each Availability Limit for the purposes of Clause 4.

15. Burdale having determined the Availability Limits pursuant to Clause 4 to apply as from today's date.

16.        The Initial Valuation.

17. Evidence satisfactory to Burdale that there has been no material adverse change in the business, operations, profits or prospects of the Company since the field examinations carried out by or on behalf of Burdale.

MISCELLANEOUS

18. Evidence that the total amount available for Utilisation immediately following the proposed initial Utilisations shall be at a level acceptable to Burdale.

19. Any fees due and costs to be met pursuant to Clause 16 having been paid.

20. Satisfactory results to all final company searches in relation to each Corporate Obligor.

21. Legal opinion from Delaware counsel to the Company in relation to the Guarantor's execution of the Guarantee.

22. Copies of such other deeds, documents, consents or authorities as it requires having regard to the transactions contemplated by this Agreement and the reasonable requirements of Burdale to protect its interests as a lender.

                                     PART II

PROPERTY

1. All title documents for the Property or a letter to Burdale from BT undertaking to deliver all such title documents on receipt of funds due to it.

2. An effective discharge of all mortgages, charges and liens affecting the Property including completed forms and fees for all resultant registration formalities.

3.         Appropriate   Land   Registry   application   forms  duly   completed
           accompanied by all necessary Land Registry fees.

4. Satisfactory results to all priority searches and Land Charges searches in relation to the Property and the security to be provided over it by the Debenture.

5. A certificate of title to the Property prepared by Matthew, Arnold & Baldwin and addressed to Burdale.

6. An Environmental report in relation to the Property addressed to Burdale.

7. Copies of such other deeds, documents, consents or authorities as it requires having regard to the transactions contemplated by this Agreement and the reasonable requirements of Burdale to protect its interests as a lender.

                                   SCHEDULE 2

                        PART I - FORM OF PURCHASE REQUEST

Date:                o

To:                  Burdale Financial Limited
                     53 Queen Anne Street
                     LONDON W1M 0HP

Attention:           Company Secretary

Dear Sirs,

FACILITY AGREEMENT DATED O 1999 (THE "FACILITY AGREEMENT")

We refer to the Facility Agreement, terms defined in which have the same meaning when used in this Purchase Request.

1. We wish to sell to Burdale on or before o or such later date as the Company agrees with Burdale (the "PURCHASE DATE") the Receivables numbered assignment o amounting to (pound)o details of which are set out in the attached Schedule, initialled on each page for the purposes of identification.

2. We hold the invoice strictly to your order and agree to supply it, or a copy (certified by an officer of the Company or otherwise as Burdale may from time to time approve) together with certified copies of relevant shipping documents in respect of such Receivables, and a copy of our irrevocable instructions to the Account Debtor to pay the full invoice amount of the relevant Receivable (without deduction, withholding or set off) at maturity to the Blocked Account, forthwith upon your request.

3. We further confirm that the relevant Receivables offered are readily identifiable from the books of the Company.

           [TO BE INSERTED IN FIRST PURCHASE REQUEST ONLY]

4. [In addition to the offer made in paragraph 1 above, we hereby offer to sell to you all future Receivables (during the continuance of the Facility Agreement) subject to the terms of the Facility Agreement (including in relation to the calculation of the Purchase Price). This offer together with the offer made in paragraph 1 above shall be regarded as a single composite offer which may be accepted or rejected in its entirety but not in part only. Your acceptance of this offer shall be demonstrated by the payment to us of any amount of Purchase Price in relation to the Receivables described in paragraph 1 above.]

We confirm that no Event of Default has occurred and is continuing or would result from Burdale purchasing the Receivables offered and we are not aware of any Default which has not already been notified to you. We also confirm that no Availability Limit will be breached as a result of

Burdale purchasing the Receivables offered and all the representations and warranties in Clauses 8 and 13 of the Facility Agreement which are to be made or repeated as at the date of this Purchase Request are true and correct.

The terms of the Agreement shall apply to this Purchase Request.

Yours faithfully





for and on behalf of
CERPLEX LIMITED

                                    SCHEDULE

           INVOICE NO             ACCOUNT DEBTOR                 INVOICE DATE

                         PART II - FORM OF CASH REQUEST

Date:                o

To:                  Burdale Financial Limited
                     53 Queen Anne Street
                     LONDON W1M 0HP

Attention:           Company Secretary

Dear Sirs,

FACILITY AGREEMENT DATED O 1999 (THE "FACILITY AGREEMENT")

We refer to the Facility Agreement, terms defined in which have the same meaning when used in this Cash Request.

Pursuant to the terms of Clause 5.2, we wish you to pay to us the sum of (pound)o as follows:

(a)        Utilisation Date:              o

(b)        Payment Instructions:          Please credit the following account:

                                          Account Name:        o
                                          Bank:                o Bank plc
                                          Branch:              o Branch
                                          Account No:          o
                                          Sort Code:oo-oo-oo

We confirm that no Event of Default has occurred and remains outstanding or would result from the requested Utilisation being made and we are not aware of any Default which has not already been notified to you. We also confirm that no Availability Limit would be breached by the making of the requested Utilisation and that all the representations and warranties in Clauses 8 and 13 which are to be made or repeated as at the date of this Cash Request are true and correct.

Yours faithfully




for and on behalf of
CERPLEX LIMITED

                         PART III - FORM OF L/C REQUEST

Date:                o

To:                  Burdale Financial Limited
                     53 Queen Anne Street
                     LONDON W1M 0HP

Attention:           Company Secretary

Dear Sirs,

FACILITY AGREEMENT DATED O 1999 (THE "FACILITY AGREEMENT")

We refer to the Facility Agreement, terms defined in which have the same meaning when used in this L/C Request.

We wish to have [state type of L/C] opened for our account under the Facility Agreement as follows:

(a)        Issue Date:                              o

(b)        Expiry Date:                             o

(c)        Requested Amount:                        o

(d)        Beneficiary:                             o

(e)        Beneficiary's bank account:              o

(f)        Concerning:                              [Reference   the   agreement
                                                    under  which  the  liability
                                                    arises,  describe its nature
                                                    and quantify it]

We confirm that no Event of Default has occurred and is continuing or would result from the requested Utilisation and we are not aware of any Default which has not already been notified to you. We also confirm that no Availability Limit will be breached as a result of the requested Utilisation and all the representations and warranties in Clauses 8 and 13 of the Facility Agreement which are to be made or repeated as at the date of this L/C Request are true and correct.

Yours faithfully




for and on behalf of
CERPLEX LIMITED

                         PART IV - FORM OF FOREX REQUEST

Date:                o

To:                  Burdale Financial Limited
                     53 Queen Anne Street
                     LONDON W1M 0HP

Attention:           Company Secretary

Dear Sirs,

FACILITY AGREEMENT DATED O 1999 (THE "FACILITY AGREEMENT")

We refer to the Facility Agreement, terms defined in which have the same meaning when used in this Forex Request.

We wish you to make available a Utilisation pursuant to the Revolving Credit Facility by executing a contract for the [sale/purchase] of Foreign Currency:

(a)        Spot/forward (Date):

(b)        Foreign Currency:

(c)        Amount:

We confirm that no Event of Default has occurred and is continuing or would result from the requested Utilisation and we are not aware of any Default which has not already been notified to you. We also confirm that no Availability Limit will be breached as a result of the requested Utilisation and that all the representations and warranties in Clauses 8 and 13 of the Facility Agreement which are to be made or repeated as at the date of this Forex Request are true and correct.

Yours faithfully





for and on behalf of
CERPLEX LIMITED

                       PART V - FORM OF TERM LOAN REQUEST

Date:                o

To:                  Burdale Financial Limited
                     53 Queen Anne Street
                     LONDON W1M 0HP

Attention:           Company Secretary

Dear Sirs,

FACILITY AGREEMENT DATED O 1999 (THE "FACILITY AGREEMENT")

We refer to the Facility Agreement, terms defined in which have the same meaning when used in this Request.

We wish to draw the Property Loan as follows:

(a)        Amount:                                  (pound)o

(b)        Utilisation Date:                        o

(c)        Payment Instructions:                    Please  credit the following
                                                    account:

                                                    Account Name:     o
                                                    Bank:             o Bank plc
                                                    Branch:           o Branch
                                                    Account No:       o
                                                    Sort Code:        oo-oo-oo

We confirm that no Event of Default has occurred and remains outstanding or would result from the requested Utilisation being made and we are not aware of any Default which has not already been notified to you. We also confirm that no Availability Limit will be breached by the making of the requested Utilisation and that all the representations and warranties in Clauses 8 and 13 of the Facility Agreement which are to be made or repeated as at the date of this Request are true and correct.

Yours faithfully




for and on behalf of
CERPLEX LIMITED

                                   SCHEDULE 3

                              PART I - STOCK REPORT

                           [On letterhead of Company]

To:        Burdale Financial Limited,
           53 Queen Anne Street,
           LONDON W1M 0HP.

STOCK REPORT CERTIFICATION:               No. o

This report, including any attached perpetual stock, stock status report or similar reports, if any, and/or the information set forth below, as the case may be, is delivered to Burdale Financial Limited ("BURDALE") pursuant to the facility agreement dated o 1999 between ourselves (the "COMPANY") and Burdale (as amended from time to time, the "FACILITY AGREEMENT"), in particular Clause 8.2(a) of the Facility Agreement.

The Company represents and warrants to Burdale that the information included as part of this report is complete and correct, the values of the stock included as part of this report have been determined in a manner consistent with the prior reports previously furnished to Burdale pursuant to the Finance Documents (as defined in the Facility Agreement), all of the stock included in the amounts referred to as part of this report is owned exclusively by the Company free and clear of any claims, security interests or other encumbrances except the Company on consignment or approval. The Company acknowledges that the loans made to the Company by Burdale are based upon Burdale's reliance on the information included as part of this report and all representations and warranties with respect to stock in the Finance Documents are applicable to the stock referred to as part of this report and shall be deemed made by the Company again to Burdale as of the date of this report. The reliance by Burdale on this report should not be deemed to limit the right of Burdale to establish or revise criteria of eligibility as to the stock or to otherwise limit, impair or affect the rights of Burdale under the Finance Documents.

                                      By:

                                      Title:

                                      Date:

--------------------------------------------------------------------------------

1.         Beginning stock balance
           as of o                                          ___________________

2.         Add:      Stock purchase/processed
                     for the month(s) of o                  ___________________

3.         Subtotal                                         ___________________

4.         Gross sales for the month(s)
           for the month(s) of o                            ___________________

5.         Percentage of gross sales
           represented by materials                 o%

6.         Product of item 4 times
           item 5 above                                    (___________________)

7.         Ending Stock balance as
           of o                                            (___________________)

                     PART II - PREFERENTIAL CREDITOR LISTING

To:                  Burdale Financial Limited
                     53 Queen Anne Street
                     LONDON W1M 0HP

Attention:           Company Secretary

Dear Sirs,

As at the month ended o preferential creditors were as follows:

                                 (pound)               Period           Due Date

Wages & Salary

PAYE/NIC

VAT

Corporation Tax

Other (Please specify)

                                 ___________________
Total                            ___________________

--------------------------------------------------------------------------------

Payments during the month ended o were as follows:

                                       (pound)           Period         Due Date

Wages & Salary

PAYE/NIC

VAT

Corporation Tax

Other (Please specify)

                               ___________________
Total                          ___________________

--------------------------------------------------------------------------------

I certify that the information contained in this report is correct:

Signature:....................................

Name:..........................................                Date:

                                   SIGNATORIES

THE COMPANY:

CERPLEX LIMITED

By:        /S/ TE CHARLES MINCHIN
           ----------------------
           TE CHARLES MINCHIN
           as attorney

BURDALE:

BURDALE FINANCIAL LIMITED

By: